EXHIBIT 10-GG







                     OYSTER CREEK NUCLEAR GENERATING STATION

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                               GPU NUCLEAR, INC.,

                JERSEY CENTRAL POWER & LIGHT COMPANY, as SELLERS,

                                       and

                    AMERGEN ENERGY COMPANY, L.L.C., as BUYER

                          Dated as of October 15, 1999

                          PORTIONS OF THE TEXT IN THIS
                           DOCUMENT HAVE BEEN REDACTED
                        BECAUSE THEY CONTAIN CONFIDENTIAL
                        INFORMATION WITHHELD FROM PUBLIC
                          DISCLOSURE PURSUANT TO 10 CFR
                          SECTIONS 2.790 AND 9.17(a)(4)






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REDACTED TEXT CONTAINS CONFIDENTIAL INFORMATION WITHHELD FROM PUBLIC DISCLOSURE
-------------------------------------------------------------------------------
PURSUANT TO 10 CFR SECTIONS 2.790 AND 9.17(a)(4)
-------------------------------------------------

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

         PURCHASE AND SALE AGREEMENT, dated as of October 15, 1999, by and among GPU Nuclear, Inc. a New Jersey corporation ("GPUN"), Jersey Central Power & Light Company, a New Jersey corporation ("JCP&L") (GPUN and JCP&L are each referred to as a "Seller" collectively referred to as "Sellers"), and AmerGen Energy Company, L.L.C., a Delaware limited liability company ("Buyer"). Sellers and Buyer are referred to individually as a "Party," and collectively as the "Parties."

                               W I T N E S S E T H
                               -------------------

         WHEREAS, JCP&L owns the Plant (as defined herein), Purchased Assets (as defined herein) and certain facilities and other assets associated therewith and ancillary thereto;

         WHEREAS, GPUN is responsible for the daily operations of the Plant for JCP&L ; and

         WHEREAS, Buyer desires to purchase, and JCP&L desires to sell, the Purchased Assets upon the terms and conditions hereinafter set forth in this Agreement.

         NOW,   THEREFORE,   in   consideration   of   the   mutual   covenants,
representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

         (1) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.


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         (2)  "Agreement"  means this Purchase and Sale Agreement  together with the Schedules and Exhibits hereto, as the same may be from time to time amended.

         (3) "Ancillary Agreements" means the Interconnection Agreement, the Reciprocal Services Agreement, the Power Purchase Agreement, the EOF Lease, the Remote Assembly Area Access Agreement and the SBO Service Agreement, as the same may be from time to time amended.

         (4) "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Sellers and Buyer substantially in the form of Exhibit A hereto, by which Sellers shall, subject to the terms and conditions hereof, assign Sellers' Agreements, the Real Property Leases, Transferable Permits, certain intangible assets and other Purchased Assets to Buyer and whereby Buyer shall assume the Assumed Liabilities.

         (5)  "Assumed Liabilities" has the meaning set forth in Section 2.3.


         (6) "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended.


         (7)  "Benefit Plans" has the meaning set forth in Section 4.9.

         (8) "Bill of Sale" means the Bill of Sale, substantially in the form of Exhibit B hereto, to be delivered at the Closing, with respect to the Tangible Personal Property included in the Purchased Assets transferred to Buyer at the Closing.

         (9) "Business Day" shall mean any day other than Saturday, Sunday and any day on which banking institutions in the State of New York are authorized by law or other governmental action to close.

         (10) "Buyer Benefit Plans" has the meaning set forth in
Section 6.10(f).

         (11) "Buyer NQF" means the external trust fund not meeting the requirements of section 468A of the Code and Treas. Reg. Section 1.468A-5, that will be maintained by Buyer with respect to the Plant after the Closing pursuant to the Post-Closing Decommissioning Trust Agreement.




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         (12)    "Buyer Indemnitee" has the meaning set forth in Section 8.1(b).


         (13)    "Buyer Material Adverse Effect" has the meaning set forth in
Section 5.3(a).


         (14) "Buyer Required Regulatory Approvals" has the meaning set forth in Section 5.3(b).


         (15) "Buyer QF" means the external trust fund meeting the requirements of section 468A of the Code and Treas. Reg.

Section 1.468A-5, that will be maintained by Buyer with respect to the Plant after the Closing pursuant to the Post-Closing Decommissioning Trust Agreement.

         (16)    "Buyer's Environmental Inspection" has the meaning set forth in
Section 6.2(i).


         (17)    "Capital Expenditures" has the meaning set forth in
Section 3.3(a)(ii).


         (18)    [Intentionally Omitted)


         (19) "CERCLA" means the Federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended.


         (20) "Class I Assets" shall have the meaning set forth in Temp. Treas. Reg. Section 1.1060-IT(d)(1).


         (21)    "Closing" has the meaning set forth in Section 3.1.


         (22)    "Closing Adjustment" has the meaning set forth in
Section 3.3(b).


         (23)    "Closing Date" has the meaning set forth in Section 3.1.


         (24) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.


         (25)    "Code" means the Internal Revenue Code of 1986, as amended.


         (26)    "Collective Bargaining Agreement" has the meaning set forth in
Section 6.10(d).





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         (27) "Commercially   Reasonable   Efforts"  means  efforts  which  are
reasonably   necessary  to  cause,  or  assist  in,  the   consummation  of  the
transactions contemplated by, this Agreement and which do not require the performing Party to expend funds, incur expenses or assume liabilities other than those which are reasonable in nature and amount in the context of the transactions contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

         (28) "Confidentiality Agreement" means the Confidentiality Agreement, dated March 29, 1999, by and between Sellers and Buyer.

         (29) "Decommissioning" means the complete retirement and removal of the Plant from service and the restoration of the Site, as well as any planning and administrative activities incidental thereto, including but not limited to (a) the dismantlement, decontamination, storage, and/or entombment of the Plant, in whole or in part, and any reduction or removal, whether before or after termination of the NRC license for the Plant, of radioactivity at the Site, and
(b) all activities necessary for the retirement, dismantlement and decontamination of the Plant to comply with all applicable requirements of the Atomic Energy Act and the NRC's rules, regulations, orders and pronouncements thereunder, the NRC Operating License for the Plant and any related decommissioning plan.

         (30) "Decommissioning Trust Funds" means the Seller Qualified Decommissioning Trust Fund and the Seller Nonqualified Decommissioning Trust Fund, collectively.

         (31) "Decommissioning   Indenture"  means  the  Indenture  and  Second
Amendment to Indenture dated October 25, 1990 regarding the Seller Qualified Decommissioning Trust Fund and the Seller Nonqualified Decommissioning Trust Fund between JCP&L and Bank of New York, as amended.

         (32) "Department of Energy" or "DOE" means the United States Department of Energy and any successor agency thereto.

         (33) "Department of Energy Decommissioning and Decontamination Fees" means all fees related to the Department of Energy's Special Assessment of utilities for the Uranium Enrichment Decontamination and Decommissioning Trust Fund pursuant to Sections 1801, 1802 and 1803 of the Atomic Energy Act and the Department of Energy's implementing regulations at 10 CFR Part 766, or any similar fees assessed under amended or

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superseding  statutes  or  regulations   applicable  to  separative  work  units
purchased  from  the  Department  of  Energy  in  order  to  decontaminate   and
decommission the Department's gaseous diffusion enrichment facilities.

         (34) "Direct Claim" has the meaning set forth in Section 8.2(c).

         (35) "Easements" means, with respect to the Purchased Assets, the easements and access rights to be granted pursuant to the Easement Agreement and the Interconnection Agreement, including, without limitation, easements authorizing access, use, maintenance, construction, repair, replacement and other activities, as further described in the Easement Agreement and the Interconnection Agreement.

         (36) "Easement Agreement" means the Easement Agreement between JCP&L and Sithe, whereby Buyer will be provided with certain Easements with respect to the Real Property being transferred to Buyer and the adjacent Forked River site sufficient to operate the Plant substantially as currently operated.

         (37) "18R Outage" has the meaning set forth in Section 6.17(a).

         (38) "Emission Allowance" means all present and future authorizations to emit specified units of pollutants or Hazardous Substances, which units are established by the Governmental Authority with jurisdiction over the Plant under
(i) an air pollution control and emission reduction program designed to mitigate global warming, interstate or intra-state transport of air pollutants; (ii) a program designed to mitigate impairment of surface waters, watersheds, or groundwater; or (iii) any pollution reduction program with a similar purpose. Emission Allowances include allowances, as described above, regardless as to whether the Governmental Authority establishing such Emission Allowances designates such allowances by a name other than "allowances."

         (39) "Emission Reduction Credits" means credits, in units that are established by the Governmental Authority with jurisdiction over the Plant that have obtained the credits, resulting from reductions in the emissions of air pollutants from an emitting source or facility (including, without limitation, and to the extent allowable under applicable law, reductions from shut-downs or control of emissions beyond that

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required  by  applicable  law) that:  (i) have been  identified  by the NJDEP as complying with applicable New Jersey law governing the establishment of such credits (including, without limitation, that such emissions reductions are enforceable, permanent, quantifiable and surplus) and listed in the Emissions Reduction Credit Registry maintained by the NJDEP or with respect to which such identification and listing are pending; or (ii) have been certified by any other applicable Governmental Authority as complying with the law and regulations governing the establishment of such credits (including, without limitation,
certification  that  such  emissions  reductions  are  enforceable,   permanent,
quantifiable and surplus). The term includes Emission Reduction Credits that have been approved by the NJDEP and are awaiting USEPA approval. The term also includes certified air emissions reductions, as described above, regardless as to whether the Governmental Authority certifying such reductions designates such certified air emissions reductions by a name other than "emission reduction credits."

         (40) "Encumbrances" means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, conservation or other easements, deed restrictions, encumbrances and charges of any kind.

         (41) "Energy Reorganization Act" means the Energy Reorganization Act of 1974, as amended.

         (42) "Environmental Claim" means any and all pending and/or threatened administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of, or liability under any Environmental Law, (b) violation of any Environmental Permit, or (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the environment of any Hazardous Substances at any location related to the Purchased Assets, including, but not limited to, any off-Site location to which Hazardous Substances, or materials containing Hazardous

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Substances, were sent for handling, storage, treatment, or disposal.

         (43) "Environmental Condition" means the presence or Release to the environment, whether at the Site or at an off-Site location, of Hazardous Substances, including any migration of those Hazardous Substances through air, soil or groundwater to or from the Site or any off-Site location regardless of when such presence or Release occurred or is discovered.

         (44) "Environmental Laws" means all applicable Federal, state and local, provincial and foreign, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Hazardous Substances. "Environmental Laws" include, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C.ss.ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Oil Pollution Act (33 U.S.C. Sections 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.), the New Jersey Water Pollution Control Act, (N.J.S.A. 58:10-23.11 et seq.), the Spill Compensation and Control Act (N.J.S.A. 13:1E-1 et seq.), the Solid Waste Management Act (N.J.S.A. 58:4A-4.1 et seq.), the Subsurface and Percolating Waters Act (N.J.S.A. 13:1K-6 et seq.), the Industrial Site Recovery Act (N.J.S.A. 13:1k-6 et seq.), the Brownfield and Contaminated Site Remediation Act (N.J.S.A. 58:10 B-1) and all applicable other state laws analogous to any of the above. Notwithstanding the foregoing, Environmental Laws do not include the Atomic Energy Act, NRC rules, regulations and orders promulgated or issued thereunder, or the Energy Reorganization Act and applicable regulations thereunder.

         (45) "Environmental Permits" has the meaning set forth in
Section 4.7(a).



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         (46) "Environmental Reports" has the meaning set forth in Section 4.7.


         (47) "EOF Facility" means the Emergency Operations Facility used in connection with the Plant and located at JCP&L's premises in Lakewood, New Jersey.

         (48) "EOF Lease" means the agreement pursuant to which JCP&L will lease the EOF Facility to Buyer for use in connection with Plant emergencies consistent with the general terms and conditions set forth in Schedule 1.1(48).

         (49) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (50) "ERISA Affiliate" has the meaning set forth in Section 2.4(n).


         (51) "ERISA Affiliate Plans" has the meaning set forth in
Section 2.4(n).

         (52) "Estimated Adjustment" has the meaning set forth in
Section 3.3(b).

         (53) "Estimated Closing Statement" has the meaning set forth in
Section 3.3(b).

         (54) "Excluded Assets" has the meaning set forth in Section 2.2.

         (55) "Excluded Liabilities" has the meaning set forth in Section 2.4.

         (56) "FERC" means the Federal Energy Regulatory Commission or any successor agency thereto.

         (57) "FIRPTA Affidavit" means the Foreign Investment in Real Property Tax Act Certification and Affidavit, substantially in the form of Exhibit C hereto.

         (58) "Good Utility Practices" mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry as good practices applicable to nuclear generating facilities of similar design, size and capacity or any of the practices, methods or activities which, in the exercise of reasonable judgment by a prudent nuclear operator in light of the facts known at the time the decision

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was made,  could  have been  expected  to  accomplish  the  desired  result at a reasonable cost consistent with good business practices, reliability, safety, expedition and applicable law. Good Utility Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the electric utility industry.

         (59) "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

         (60) "GPU" means GPU, Inc., a Pennsylvania corporation and parent company of Sellers.

         (61) "GPUN" means GPU Nuclear, Inc., a New Jersey corporation and a wholly-owned subsidiary of GPU.

         (62) "Hazardous Substances" means (a) any petrochemical or petroleum products, coal ash, oil, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law; excluding, however, any "source", "special nuclear" and "by product" material, as such terms are defined in and to the extent regulated under the Atomic Energy Act.

         (63) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         (64) "Income Tax" means any federal, state, local or foreign Tax (a) based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases

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(including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

         (65) "Indemnifiable Loss" has the meaning set forth in Section 8.1(a).

         (66) "Indemnifying Party" has the meaning set forth in Section 8.1(d).

         (67) "Indemnitee" has the meaning set forth in Section 8.1(c)(i).

         (68) "Independent Accounting Firm" means such independent accounting firm of national reputation as is mutually appointed by Sellers and Buyer.

         (69) "Inspection" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by Buyer or its agents or Representatives with respect to the Purchased Assets.

         (70) "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, copyrights and copyright rights owned by Sellers and necessary for the operation and maintenance of the Purchased Assets, and all pending applications for registrations of patents, trademarks, and copyrights, as set forth on Schedule 2.1(l).

         (71) "Interconnection Agreement" means the Interconnection Agreement, between JCP&L and Buyer, the form of which is attached as Exhibit D hereto, under which JCP&L will provide Buyer with interconnection service to JCP&L's transmission facilities and whereby Buyer will provide Sellers with continuing access to certain of the Purchased Assets after the Closing Date.

         (72) "Inventories" means nuclear fuel or alternative fuel inventories, materials, spare parts, consumable supplies and chemical and gas inventories relating to the operation of the Plant located at, or in transit to, the Plant.

         (73) "IRS" means the United States Internal Revenue Service or any successor agency thereto.



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         (74) "ISFSI" means the Independent Spent Fuel Storage Installation currently installed at the Plant.

         (75) "ISRA" means the New Jersey Industrial Site Recovery Act, as amended.

         (76) "ISRA Termination Date"  has the meaning as set forth in
Section 9.1(j).

         (77) "Knowledge" means the actual knowledge of the corporate officers or managerial representatives of the specified Person charged with responsibility for the particular function, after reasonable inquiry by them of selected employees of such Person whom they believe, in good faith, to be the persons responsible for the subject matter of the inquiry.

         (78) "Material Adverse Effect" means any change (or changes taken together) in, or effect on, the Purchased Assets that is materially adverse to the operations or condition (financial or otherwise) of the Purchased Assets, taken as a whole, other than any change (or changes taken together) generally affecting the international, national, regional or local electric industry as a whole and not affecting the Purchased Assets or the Parties in any manner or degree significantly different than the industry as a whole, including changes in local wholesale or retail markets for electric power; national, regional or local electric transmission systems or operations thereof, and any change or effect resulting from action or inaction by a Governmental Authority with respect to an independent system operator or retail access in New Jersey.

         (79) "Mortgage Indenture" means the mortgage originally granted to City Bank Farmer's Trust Company by JCP&L, dated as of March 1, 1946, as amended and supplemented.

         (80) "NJBPU" means the New Jersey Board of Public Utilities and any successor agency thereto.

         (81) "NJDEP" means the New Jersey Department of Environmental Protection and any successor agency thereto.

         (82) "Non-Union Employees" has the meaning as set forth in Sections 6.10(b) and (l).

         (83) "NYPSC" means the New York Public Service Commission and any successor agency thereto.


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         (84) "Nonqualified Decommissioning Trust Fund" means an external trust fund that does not meet the  requirements  of Code section 468A and Treas.  Reg.
Section 1.468A-5.

         (85) "NRC" means the United States Nuclear Regulatory Commission and any successor agency thereto.

         (86) "Nuclear  Laws"  means all  Federal,  state,  and local civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders, to the extent enforceable against Sellers and applicable to the Purchased Assets, relating to the regulation of commercial nuclear power plants, Source Material, Byproduct Material and Special Nuclear Materials; the regulation of Low--Level Radioactive Waste and High-Level Radioactive Waste; the transportation and storage of such Nuclear Materials; the regulation of the Safeguards Information; the regulation of nuclear fuel; the enrichment of uranium; and the disposal and storage of High-Level Radioactive Waste and Spent Nuclear Fuel, including contracts therefor and payments into the Nuclear Waste Fund; but shall not include Environmental Laws. "Nuclear Material" means Source Material, Special Nuclear Material, Byproduct Material, Low-Level Radioactive Waste, High-Level Radioactive Waste, and Spent Nuclear Fuel. As used herein, the terms "Source Material," "Special Nuclear Material," "Byproduct Material," "Low-Level Radioactive Waste," "High-Level Radioactive Waste," "Spent Nuclear Fuel" and "Safeguards Information" have the meanings ascribed to them in the regulations of the NRC. To the extent that they govern this subject matter, "Nuclear Laws" include the Atomic Energy Act of 1954, as amended (42 U.S.C. Section 2011 et seq.), the Price-Anderson Act (Section 170 of the Atomic Energy Act of 1954, as amended); the Energy Reorganization Act of 1974 (42 U.S.C. Section 5801 et seq.); Convention on the Physical Protection of Nuclear Material Implementation Act of 1982 (Public Law 97 - 351; 96 Stat. 1663); the Nuclear Non-Proliferation Act of 1978 (22 U.S.C. Section 3201) the Low-Level Radioactive Waste Policy Act (42 U.S.C. Section 2021b et seq.); the Nuclear Waste Policy Act, (42 U.S.C.
Section 10101 et seq., as amended); the Low-Level Radioactive Waste Policy Amendments Act of 1985 (42 U.S.C. Section 2021d, 471); and the Energy Policy Act of 1992 (4 U.S.C. Section 13201 et seq.) and any applicable and enforceable state or local laws analogous to the foregoing.

         (87) "Nuclear Waste Policy Act" means the Nuclear Waste Policy Act of 1982, as amended.


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         (88) "Operational Recovery Work" has the meaning set forth in
Section 7.1(p).

         (89) "Outage Plan" has the meaning set forth in Section 6.17(a).

         (90) "Outage Cost Cap" has the meaning set forth in the Outage Plan.

         (91) "Outage Costs" means the costs, including additional nuclear fuel costs, associated with the 18R Outage and as set forth in the Outage Plan, as the same may be amended from time to time in accordance with the Outage Plan.

         (92) "PaPUC" means the Pennsylvania Public Utility Commission and any successor agency thereto.

         (93) "Parent Guaranty" means the agreement in the form of which is attached as Exhibit G hereto, separately executed by each of PECO Energy Company and British Energy, plc, severally guarantying the full and timely performance by Buyer of its obligations under this Agreement, including, but not limited to Buyer's obligations under Section 6.17.

         (94) "PBGC" means the Pension Benefit Guaranty Corporation.

         (95) "Permits" has the meaning set forth in Section 4.14.

         (96) "Permitted Encumbrances" means: (i) the Easements; (ii) those Encumbrances set forth in Schedule 1.1(96); (iii) statutory liens for Taxes or other governmental charges or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings provided that the aggregate amount for all Purchased Assets being so contested does not exceed $250,000; (iv) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Sellers or the validity of which are being contested in good faith, and which do not, individually or in the aggregate with respect to all Purchased Assets exceed $250,000; (v) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities; and (vi) such other imperfections in title and restrictions which do not materially, individually or in the aggregate, detract from the value of the Purchased Assets as currently used or unreasonably interfere with the present use of the Purchased Assets and neither secure indebtedness, nor individually or in the aggregate create a Material Adverse Effect.

         (97) "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

         (98) "PJM" means the Pennsylvania-New Jersey-Maryland Interconnection, LLC.

         (99) "Plant" means the Oyster Creek 619 megawatt boiling water nuclear generating station located in Lacey Township, New Jersey and identified in NRC Operating License No. DPR-16, Docket No. 50-219 and related assets as described in Section 2.1.

         (100) "Pollution Control Revenue Bonds" means the outstanding bonds listed on Schedule 6.15, but excluding any bonds issued in connection with the refinancing or refunding thereof.

         (101) "Post-Closing Decommissioning Trust Agreement" means the trust agreement between Buyer and a trust company to be designated by Buyer, as Trustee, establishing the Buyer QF and the Buyer NQF.

         (102) "Post-Closing Adjustment" has the meaning set forth in
Section 3.3(c).

         (103) "Post-Closing Statement" has the meaning set forth in
Section 3.3(c).

         (104) "Power Purchase Agreement" means the agreement between JCP&L and Buyer, a copy of which is attached as Exhibit E hereto, executed on the date hereof, relating to the sale of installed capacity and associated energy to JCP&L for a specified period of time following the Closing Date.

         (105) "Proprietary Information" of a Party means all information about the Party or its Affiliates, including their respective properties or operations, furnished to the other Party or its Representatives by the Party or its Representatives, after the date hereof, regardless of the manner or medium in which it is furnished, including information provided to a Party pursuant to the Confidentiality Agreement. In addition, after the Closing Date, Proprietary Information includes any non-public information regarding the Purchased Assets or the transactions contemplated by this Agreement. Proprietary Information does not include information that: (a) is or becomes generally available to the public (other than as a result of a disclosure by the other Party or its Representatives in violation of a confidentiality agreement); (b) was available to the other Party on a nonconfidential basis prior to its disclosure by the Party or its Representatives; (c) becomes available to the other Party on a nonconfidential basis from a person, other than the Party or its Representatives, who is not otherwise bound by a confidentiality agreement with the Party or its Representatives, or is not under any obligation to the Party or any of its Representatives not to transmit the information to the other Party or its Representatives; or (d) is independently developed by the other Party.

         (106) "Purchased Assets" has the meaning set forth in Section 2.1.

         (107) "Purchase Price" has the meaning set forth in Section 3.2.

         (108) "Qualified Decommissioning Trust Fund" means an external trust fund that meets the requirements of section 468A of the Code and Treas. Reg.
Section 1.468A-5.

         (109) "Real Property" has the meaning set forth in Section 2.1(a).

         (110) "Real Property Leases" has the meaning set forth in Section 4.6.

         (111) "Reciprocal Services Agreement" means the agreement between Sellers and Buyer, a copy of which is attached as Exhibit F hereto, executed on the date hereof, relating to Buyer's performance of certain management and consulting services relating to the 18R Outage and Sellers' performance of certain administrative and other services after the Closing.

         (112) "Release" means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.

         (113) "Remediation" means action of any kind to address a Release, threatened Release or the presence of Hazardous Substances at a Site or an off-Site location including, without limitation, any or all of the following activities to the extent they relate to or arise from the presence of a Hazardous Substance at a Site or an off-Site location: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Authority with jurisdiction over a Site or an off-Site location under Environmental Laws that no material additional work is required by such Governmental Authority; (e) the use, implementation, application, installation, operation or maintenance of removal actions on a Site or an off-Site location, remedial technologies applied to the surface or subsurface soils, excavation and off-Site treatment or disposal of soils, systems for long term treatment of surface water or ground water, engineering controls or institutional controls; and (f) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws to address the presence or Release of Hazardous Substances at a Site or an off-Site location.

         (114) "Remediation Agreement" means an agreement between a Party and the NJDEP providing for the Remediation of all or a portion of the Purchased Assets in a manner necessary to comply with ISRA.

         (115) "Remote Assembly Area" means the Site Evacuation and Personnel Mustering facility used in connection with the Plant and located at the GPU Energy, Berkley Operations Headquarters on Route 530 in Berkeley Township, New Jersey.

         (116) "Remote Assembly Area Access Agreement" means the agreement to be executed by the Parties giving Buyer access and use rights to the Remote Assembly Area in connection with Plant emergencies consistent with the general terms and conditions set forth in Schedule 1.1(116).

         (117) "Replacement Welfare Plans" has the meaning set forth in
Section 6.10(e).

         (118) "Representatives" of a Party means the Party's Affiliates and their directors, officers, employees, agents, partners, advisors (including, without limitation, accountants, counsel, environmental consultants, financial advisors and other authorized representatives) and parents and other controlling persons.

         (119) "SEC" means the Securities and Exchange Commission and any successor agency thereto.

         (120) "Seller Nonqualified Decommissioning Trust Fund" means the external trust fund maintained by JCP&L and designated as a Nonqualified Decommissioning Trust Fund with respect to the Plant prior to Closing pursuant to the Decommissioning Indenture.

         (121) "Seller Qualified Decommissioning Trust Fund" means the external trust fund maintained by JCP&L and designated as a Qualified Decommissioning Trust Fund with respect to the Plant prior to Closing pursuant to the Decommissioning Indenture.

         (122) "Sellers' Agreements" means those contracts, agreements, licenses and leases relating to the ownership, operation and maintenance of the Plant and being assigned to Buyer as part of the Purchased Assets, as more particularly described in Section 4.12.

         (123) "Sellers' Indemnitee" has the meaning set forth in
Section 8.1(a).

         (124) "Sellers' Required Regulatory Approvals" has the meaning set forth in Section 4.3(b).

         (125) "Settlement Agreement" means the Settlement Agreement effective as of September 1, 1994 between Sellers and GPU, on the one hand, and General Electric Company, on the other hand.

         (126) "Site" means, with respect to the Plant, the Real Property (including improvements) forming a part of, or used or usable in connection with the operation of, the Plant, including any disposal sites included in the Real Property. Any reference to the Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

         (127) "Sithe" means Sithe Energies, Inc., a Delaware corporation, or any Affiliate thereof or successor thereto.

         (128) "Spent Fuel Fees" means those fees assessed on electricity generated at the Plant and sold pursuant to the Standard Contract for Disposal of Spent Nuclear Fuel and/or High Level Waste, as provided in Section 302 of the Nuclear Waste Policy Act and 10 CFR Part 961, as the same may be amended from time to time.

         (129) "SBO Service" means the provision of station blackout service to the Plant in order to comply with applicable NRC requirements.

         (130) "SBO Service Agreement" means the agreement pursuant to which JCP&L will provide or cause to be provided SBO Service to the Plant.

         (131) "Subsidiary" when used in reference to any Person means any entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions of such entity are owned directly or indirectly by such Person.

         (132) "System Council" means System Council U-3 of the International Brotherhood of Electrical Workers.

         (133) "Tangible Personal Property" has the meaning set forth in
Section 2.1(c).

         (134) "Tax Basis" means the adjusted tax basis determined for federal income tax purposes under Code section 1011(a).

         (135) "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state or local or foreign taxing authority, including, but not limited to, income, excise, real or personal property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

         (136) "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes including amendments thereto.

         (137) "Termination Date" has the meaning set forth in Section 9.1(b).

         (138) "Third Party Claim" has the meaning set forth in Section 8.2(a).

         (139) "Transferable Permits" means those Permits and Environmental Permits which may be lawfully transferred to or assumed by Buyer without a filing with, notice to, consent or approval of any Governmental Authority, and are set forth in Schedule 1.1 (139).

         (140) "Transferred Employees" means Transferred Non-Union Employees and Transferred Union Employees.

         (141) "Transferred Non-Union Employees" has the meaning set forth in
Section 6.10(b).

         (142) "Transferred Union Employees" has the meaning set forth in
Section 6.10(b).

         (143) "Transferring Employee Records" means all records related to Transferred Employees, including records pertaining to: (i) skill and development training and biographies, (ii) seniority histories, (iii) salary and benefit information, including benefit census and valuation data, (iv) Occupational, Safety and Health Administration reports, (v) active medical restriction forms, (vi) fitness for duty and (vii) disciplinary actions, but excluding prior medical histories except to the extent related to specific job qualification.

         (144) "Transmission Assets" has the meaning set forth in
Section 2.2(a).

         (145) "Trustee" means the trustee of the Decommissioning Trust Funds appointed by Sellers pursuant to the Decommissioning Indenture.

         (146) "Union Employees" has the meaning set forth in Sections 6.10(a) and (l).

         (147) "USEPA" means the United States Environmental Protection Agency and any successor agency thereto.

         (148) "Year 2000 Qualified" means computer software applications that have been qualified in accordance with a program based on NEI/NUSMG 97-07 Nuclear Utility Year 2000 Readiness to accurately process date/time data (including but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap-year calculations.

         (149) "WARN Act" means the Federal Worker Adjustment Retraining and Notification Act of 1988, as amended.

         1.2 Certain Interpretive Matters. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 Transfer of Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing Sellers will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase, assume and acquire from Sellers, free and clear of all Encumbrances (except for Permitted Encumbrances), and subject to Sections 2.2 and the other terms and conditions of this Agreement, all of Sellers' right, title and interest in and to all assets constituting, or used in and necessary for the operation of, the Plant as more fully identified in Schedules 2.1(h), 2.1(l) and 4.10(b), including, without limitation, those assets described below (but excluding the Excluded Assets), each as in existence on the Closing Date (collectively, "Purchased Assets"):

                  (a) Those certain parcels of real property (including all buildings, facilities and other improvements thereon and all appurtenances thereto) described in Schedule 4.10(a) (the "Real Property"), except as otherwise constituting part of the Excluded Assets;

                  (b) All Inventories;

                  (c) All machinery, mobile or otherwise, equipment (including computer hardware and software and communications equipment), vehicles, tools, spare parts, fixtures, furniture and furnishings and other personal property relating to or used in the operation of the Plant, including, without limitation, the items of personal property included in Schedule 4.10(b), other than property used or primarily usable as part of the Transmission Assets or otherwise constituting part of the Excluded Assets (collectively, "Tangible Personal Property");

                  (d) Subject to the provisions of Section 6.5(d), all Sellers' Agreements;

                  (e) Subject to the provisions of Section 6.5(d), all Real Property Leases;

                  (f) All Transferable Permits;

                  (g) All  books,  operating  records,   Transferring  Employee
Records, operating, safety and maintenance manuals, inspection reports, engineering design plans, documents, blueprints and as built plans, specifications, procedures and similar items of Sellers, wherever located, relating to the Plant and other Purchased Assets (subject to the right of Sellers to retain copies of same for their use) other than general ledger accounting records;

                  (h) Subject to Section 6.1, all Emission Reduction Credits associated with the Plant and identified in Schedule 2.1(h), and all Emission Allowances that have accrued prior to, or that accrue on or after, the date of this Agreement but prior to the Closing Date;

                  (i) All unexpired, transferable warranties and guarantees from third parties with respect to any item of Real Property or personal property constituting part of the Purchased Assets as of the Closing Date and all claims against third parties relating to Assumed Liabilities;

                  (j) The name "Oyster Creek Nuclear Generating Station". It is expressly understood that Sellers are not assigning or transferring to Buyer any right to use the names "Jersey Central Power & Light Company", "JCP&L", "GPU", "GPU Energy", "GPU Nuclear" or "GPU Service" or any related or similar trade names, trademarks, service marks, corporate names and logos or any part, derivative or combination thereof; provided, however, that Sellers will grant to Buyer a non-assignable (except to Affiliates), royalty-free, non-exclusive license to use "GPU Nuclear" and any related or similar trade names, trademarks, service marks, corporate names and logos on signs and displays affixed to the Purchased Assets on the Closing Date for a period of three (3) months thereafter in order to allow Buyer adequate time to change the signage to the name of Buyer;

                  (k) All drafts, memoranda, reports, information, technology, and specifications relating to Sellers' plans for Year 2000 Qualification with respect to the Purchased Assets;

                  (l) A non-assignable (except to Affiliates), royalty-free non-exclusive license to the Intellectual Property described on Schedule 2.1(l);

                  (m) The substation equipment set forth in Schedule A to the Interconnection Agreement and designated therein as being transferred to Buyer;

                  (n) The assets comprising the Decommissioning Trust Funds; and

                  (o) All spent fuel canisters now installed or subsequently acquired by Sellers after the date hereof (or the net proceeds from Sellers' sale or return thereof) as part of the ISFSI.

         2.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to the following specific assets which are associated with the Purchased Assets, but which are hereby specifically excluded from the sale and the definition of Purchased Assets herein (the "Excluded Assets"):

                  (a) Except as set forth in Schedule A to the Interconnection Agreement, the electrical transmission or distribution facilities (as opposed to generation facilities) of Sellers or any of their Affiliates located at the Site or forming part of the Plant (whether or not regarded as a "transmission" or "generation" asset for regulatory or accounting purposes), including all switchyard facilities, substation facilities and support equipment, as well as all permits, contracts and warranties, to the extent they relate to such transmission and distribution assets (collectively, the "Transmission Assets"), all as identified on Schedule 2.2(a);

                  (b) Certain revenue meters and remote testing units, drainage pipes and systems, as identified in the Easement Agreement;

                  (c) Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities except the assets comprising the Decommissioning Trust Funds;

                  (d) All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and any income, sales, payroll or other tax receivables except the assets comprising the Decommissioning Trust Funds;

                  (e) Subject to the license referred to in Section 2.1(j), the rights of Sellers and their Affiliates to the names "Jersey "Central Power & Light Company", "JCP&L", "GPU", "GPU Energy", "GPU Nuclear" and "GPU Service" or any related or similar trade names, trademarks, service marks, corporate names or logos, or any part, derivative or combination thereof;

                  (f) All tariffs, agreements and arrangements to which either of Sellers is a party for the purchase or sale of electric capacity and/or energy or for the purchase of transmission or ancillary services;

                  (g) The rights of Sellers in and to any causes of action against third parties (including indemnification and contribution), other than to the extent relating to any Assumed Liability, relating to any Real Property or personal property, Permits, Environmental Permits, Taxes, Real Property
Leases or Sellers' Agreements, if any, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the Plant or the Site and relating to any period prior to the Closing Date;

                  (h) All personnel records of Sellers or their Affiliates relating to the Transferred Employees, the disclosure of which is prohibited by law, or legal or regulatory process or subpoena;

                  (i) Any and all of Sellers' rights in any contract representing an intercompany transaction between Sellers and an Affiliate of Sellers, whether or not such transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like, except for any contracts listed on Schedule 4.12(a);

                  (j) Sellers' account balances for the Plant with Nuclear Electric Insurance Limited and insurance premium refunds from American Nuclear Insurance relating to periods prior to the Closing Date;

                  (k) Sellers' pension plan and other employee benefit plan assets relating to their employees; and

                  (l) All claims, rights and causes of action which Sellers have or may have against the DOE arising prior to the Closing in connection with or in any way related to Sellers' ownership, operation, maintenance or Decommissioning of the Plant, including any and all proceeds thereof.

         2.3 Assumed Liabilities. On the Closing Date, Buyer shall deliver to Sellers the Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to discharge when due, all of the following liabilities and obligations of Sellers, direct or indirect, known or unknown, absolute or contingent, which relate to the Purchased Assets, other than Excluded Liabilities, in accordance with the respective terms and subject to the respective conditions thereof (collectively, "Assumed Liabilities"):

                  (a) All liabilities and obligations of Sellers arising on or after the Closing Date under Sellers' Agreements, the Real Property Leases, and the Transferable Permits in accordance with the terms thereof, including, without limitation, (i) the contracts, licenses, agreements and personal property leases entered into by Sellers with respect to the Purchased Assets, which are disclosed on Schedule 4.12(a) or not required by Section 4.12(a) to be so disclosed, and (ii) the contracts, licenses, agreements and personal property leases entered into by Sellers with respect to the Purchased Assets after the date hereof consistent with the terms of this Agreement, except in each case to the extent such liabilities and obligations, but for a breach or default by Sellers, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice would constitute a default by Sellers;

                  (b) All liabilities and obligations associated with the Purchased Assets in respect of Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8(a) hereof;

                  (c) All liabilities and obligations with respect to the Transferred Employees arising on or after the Closing Date (i) for which Buyer is responsible pursuant to Section 6.10 and (ii) relating to the grievance and arbitration proceedings arising out of or under the Collective Bargaining Agreement on or after the Closing Date;

                  (d) Subject to the exceptions set forth in this Section 2.3(d), any liability, obligation or responsibility under or related to Environmental Laws or the common law, whether such liability or obligation or responsibility is contingent or accrued, arising as a result of or in connection with (i) any violation or alleged violation of Environmental Laws, whether prior to, on or after the Closing Date, with respect to the ownership or operation of any of the Purchased Assets; (ii) loss of life, injury to persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Purchased Assets prior to, on or after the Closing Date, including, but not limited to, Hazardous Substances contained in building materials at or adjacent to the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or near the Purchased Assets; and (iii) the Remediation (whether or not such Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under, adjacent to or migrating from, the Purchased Assets or in the soil, surface water, sediments, groundwater, landfill cells or in other environmental media at or adjacent to the Purchased Assets; provided, however, that Buyer shall not assume any such liability, responsibility or obligation in respect of the foregoing items (i) through (iii) inclusive to the extent (x) disclosed in the Environmental Reports or (y) disclosed on Schedule 4.7 hereof; and provided further, that nothing set forth in this subsection 2.3(d) shall require Buyer to assume any liabilities or obligations that are expressly excluded in Section 2.4 including, without limitation, liability for off-Site disposal of Hazardous Substances or for toxic torts as set forth in Sections 2.4(h), (i) and (j);

                  (e) All liabilities and obligations of Sellers with respect to the Purchased Assets arising on or after the Closing Date under the agreements or consent orders set forth on Schedule 2.3(e);

                  (f) With respect to the Purchased Assets, any Tax that may be imposed by any federal, state or local government on the ownership, sale, operation or use of the Purchased Assets on or after the Closing Date, except for any Income Taxes attributable to income received by Sellers; and

                  (g) All liabilities and obligations of Sellers for the Decommissioning of the Plant.

         2.4 Excluded Liabilities. Buyer shall not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations (the "Excluded Liabilities"):

                  (a) Any liabilities or obligations of Sellers that are not expressly set forth as liabilities or obligations being assumed by Buyer in
Section 2.3 and any liabilities or obligations in respect of any Excluded Assets or other assets of Sellers which are not Purchased Assets;

                  (b) Any liabilities or obligations in respect of Taxes attributable to the ownership, operation or use of Purchased Assets for taxable periods, or portions thereof, ending before the Closing Date, except for Taxes for which Buyer is liable pursuant to Sections 3.5 or 6.8(a) hereof;

                  (c) Any liabilities or obligations of Sellers accruing under any of Sellers' Agreements , the Real Property Leases and the Transferable Permits prior to the Closing Date;

                  (d) Any fines,  penalties or costs  imposed by a  Governmental
Authority resulting from (i) an investigation, proceeding, request for information or inspection before or by a Governmental Authority either pending prior to or arising after the Closing Date but only regarding acts which occurred prior to the Closing Date, or (ii) illegal acts, willful misconduct or gross negligence of Sellers prior to the Closing Date, other than, any such fines, penalties or costs which have been assumed by Buyer in Section 2.3;

                  (e) Any payment obligations of Sellers for goods delivered or services rendered prior to the Closing Date, including, but not limited to, rental payments pursuant to the

Real Property Leases and any leases relating to Tangible Personal Property;

                  (f) Any liability, obligation or responsibility in respect of environmental matters disclosed in the Environmental Reports or disclosed on
Schedule 4.7;

                  (g) Any liability, obligation or responsibility under or related to Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with loss of life, injury to persons or property or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest on or after the Closing Date) to the extent caused (or allegedly caused) by the off-Site disposal, storage, transportation, discharge, Release, or recycling of Hazardous Substances, or the arrangement for such activities, of Hazardous Substances, prior to the Closing Date, in connection with the ownership or operation of the Purchased Assets, provided that for purposes of this Section "off-Site" does not include any location to which Hazardous Substances disposed of or Released at the Purchased Assets have migrated;

                  (h) Any  liability,  obligation  or  responsibility  under  or related to Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences on or after the Closing Date) of Hazardous Substances that are disposed, stored, transported, discharged, Released, recycled, or the arrangement of such activities, prior to the Closing Date, in connection with the ownership or operation of the Purchased Assets, at any off-Site location, provided that for purposes of this Section "off-Site" does not include any location to which Hazardous Substances disposed of or Released at the Purchased Assets have migrated;

                  (i) Third party liability for toxic torts arising as a result of or in connection with loss of life or injury to persons (whether or not such loss or injury arose or was made manifest on or after the Closing Date) caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Purchased Assets prior to the Closing Date;

                  (j) Any liability,  obligation or  responsibility  relating to
(a) the property, equipment or machinery within the switchyards for which Sellers will retain an Easement, (b) the disposal, discharge or Release of Hazardous Substances, whether such liability, obligation or responsibility arose from the ownership or operation of said property, equipment or machinery prior to or after the Closing Date unless caused by Buyer's operations or equipment,
(c) the transmission lines delineated in the Easements or (d) any Sellers' operations on, or usage of, the Easements, including, without limitation, liabilities, obligations or responsibilities arising as a result of or in connection with (1) any violation or alleged violation of Environmental Law and
(2) loss of life, injury to persons or property or damage to natural resources, except to the extent caused by Buyer or its Representatives;

                  (k) Any liability or obligation relating to personal injury, discrimination, wrongful discharge, unfair labor practice or similar claim or cause of action filed with or pending before any court or administrative agency on the Closing Date with respect to the Purchased Assets or the Transferred Employees or where the material facts of such claim or cause of action occurred prior to the Closing Date except to the extent such liability or obligation directly results from Buyer's unlawful acts or omissions;

                  (l) Any  and  all  asserted  or  unasserted   liabilities  or
obligations to third parties (including employees) for personal injury or tort, or similar causes of action arising out of the ownership or operation of the Purchased Assets prior to the Closing Date, including liabilities or obligations arising out of or resulting from a "nuclear incident" or "precautionary evacuation" (as such terms are defined in the Atomic Energy Act) at the Site, or any other licensed nuclear reactor site in the United States, or in the course of the transportation of radioactive materials to or from the Site or any other site prior to the Closing Date, including, without limitation, liability for any deferred premiums assessed in connection with such a nuclear incident or precautionary evacuation under any applicable NRC or industry retrospective rating plan or insurance policy, including any mutual insurance pools established in compliance with the requirements imposed under Section 170 of the Atomic Energy Act and 10 C.F.R. Part 140, 10 C.F.R. Section50.54(w), other than any liabilities or obligations which have been expressly assumed by Buyer under
Section 2.3;

                  (m) Civil or criminal fines or penalties wherever assessed or incurred for violations of Environmental Laws arising from the operation of the Purchased Assets prior to the Closing Date;

                  (n) Subject to Section 6.10, any liabilities or obligations relating to any Benefit Plan maintained by Sellers or any trade or business (whether or not incorporated) which is or ever has been under common control, or which is or ever has been treated as a single employer, with Sellers under section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which a Seller or any ERISA Affiliate contributed (the "ERISA Affiliate Plans"), including but not limited to any liability with respect to any such plan (i) for benefits payable under such plan; (ii) to the PBGC under Title IV of ERISA;
(iii) relating to any such plan that is a multi-employer plan within the meaning of Section 3(37) of ERISA; (iv) for non-compliance with the notice and benefit continuation requirements of COBRA; (v) for noncompliance with ERISA or any other applicable laws; or (vi) arising out of or in connection with any suit, proceeding or claim which is brought against Buyer, any Benefit Plan, ERISA Affiliate Plan, or any fiduciary or former fiduciary of any such Benefit Plan or ERISA Affiliate Plan;

                  (o) Subject to Section 6.10, any liabilities or obligations relating to the employment or termination of employment, by Sellers, or any Affiliate of Sellers, of any individual, that is attributable to any actions or inactions (including discrimination, wrongful discharge, unfair labor practices or constructive termination) by Sellers prior to the Closing Date other than such actions or inactions taken at the written direction of Buyer;

                  (p) Subject to Section 6.10, any obligations for wages, overtime, employment taxes, severance pay, transition payments, accumulated vacation and holiday leave time in respect of compensation or similar benefits accruing or arising prior to the Closing under any term or provision of any contract, plan, instrument or agreement relating to any of the Purchased Assets;

                  (q) Any liability of Sellers arising out of a breach by Sellers or any of their Affiliates of any of their respective obligations under this Agreement or the Ancillary Agreements;

                  (r) Any liability relating to the Pollution Control Revenue Bonds except as provided in Section 6.15; and

                  (s) Any liability for Spent Fuel Fees accruing prior to the Closing in accordance with Section 6.13.
         2.5 Control of. The Parties agree and acknowledge that Sellers shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or Remediation activities (including without limitation any environmental mitigation or Remediation activities), arising out of or related to any Excluded Liabilities, and Buyer agrees to cooperate fully in connection therewith; provided, however, that (i) such defense, settlement or other activities do not unreasonably interfere with Buyer's operation of the Plant and (ii) without Buyer's written consent, Sellers shall not settle any such litigation, administrative or regulatory proceeding which would result in a Material Adverse Effect on the related Purchased Assets.

                                   ARTICLE III

                                   THE CLOSING

         3.1 Closing. Upon the terms and subject to the satisfaction of the conditions contained in Article VII of this Agreement, the sale, assignment, conveyance, transfer and delivery of the Purchased Assets to Buyer, the payment of the Purchase Price to Sellers, and the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing (the "Closing"), to be held at the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York at 10:00 a.m. local time, or another mutually acceptable time and location, on the date that is fifteen
(15) Business Days following the date on which the last of the conditions precedent to Closing set forth in Article VII of this Agreement have been either satisfied or waived by the Party for whose benefit such conditions precedent exist or such other date as the Parties may mutually agree. The date of Closing is hereinafter called the "Closing Date." The Closing shall be effective for all purposes as of 12:01 a.m. on the Closing Date.

         3.2 Payment of Purchase Price. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, Buyer will pay or cause to be paid to Sellers at the Closing an aggregate amount of Ten Million United States Dollars (U.S.

$10,000,000) (the "Purchase Price") plus or minus any adjustments pursuant to the provisions of this Agreement, by wire transfer of immediately available funds denominated in U.S. dollars or by such other means as are agreed upon by Sellers and Buyer.

         3.3 Adjustment to Purchase Price. (a) Subject to Section 3.3(b), at the Closing, the Purchase Price shall be adjusted, without duplication, to account for the items set forth in this Section 3.3(a):

                           (i) The Purchase Price shall be adjusted to account for the items prorated as of the Closing Date pursuant to Section 3.5.

                           (ii) The Purchase Price shall be increased by the amount expended, or for which liabilities are incurred, by Sellers between the date hereof and the Closing Date for capital additions to or replacements of property, plant and equipment included in the Purchased Assets and other expenditures or repairs on property, plant and equipment included in the Purchased Assets that would be capitalized by Sellers in accordance with normal accounting policies, provided, that such expenditures: (A) are not described in the capital budgets listed on Schedule 6.1; (B) are not required (1) for the customary operation and maintenance of the Plant, (2) to replace equipment which has failed for any other reason, or (3) to comply with applicable laws, rules and regulations; and (C) Buyer has specifically requested or approved such expenditures in writing (collectively, "Capital Expenditures"). Nothing in this paragraph shall be construed to limit Sellers' rights and obligations to make all capital expenditures necessary to comply with NRC licenses and other Permits.

                           (ii) The Purchase Price shall be decreased by the cost of Buyer's payment obligation with respect to Transferred Union Employees Carried-Over Sick Days, as determined under Section 6.10(k).

                  (b) At least ten (10) Business Days prior to the Closing Date, Sellers shall prepare and deliver to Buyer an estimated closing statement (the "Estimated Closing Statement") that shall set forth Sellers' best estimate of the adjustments to the Purchase Price required by Section 3.3(a) (the "Estimated Adjustment"). Within five (5) Business Days following the delivery of the Estimated Closing Statement by Sellers to Buyer,

Buyer may object in good faith to the Estimated Adjustment in writing. If Buyer objects to the Estimated Adjustment, the Parties shall attempt to resolve their differences by negotiation. If the Parties are unable to do so within three (3) Business Days prior to the Closing Date (or if Buyer does not object to the Estimated Adjustment), the Purchase Price shall be adjusted (the "Closing Adjustment") for the Closing by the amount of the Estimated Adjustment not in dispute. The disputed portion shall be paid as a Post-Closing Adjustment to the extent required by Section 3.3(c).

                  (c) Within sixty (60) days following the Closing Date, Sellers shall prepare and deliver to Buyer a final closing statement (the "Post-Closing Statement") that shall set forth all adjustments to the Purchase Price required by Section 3.3(a) (the "Post-Closing Adjustment"). The Post-Closing Statement shall be prepared using the same accounting principles, policies and methods as Sellers have historically used in connection with the calculation of the items reflected on such Post-Closing Statement. Within thirty (30) days following the delivery of the Post-Closing Statement by Sellers to Buyer, Buyer may object to the Post-Closing Adjustment in writing. Sellers agree to cooperate with Buyer to provide Buyer and Buyer's Representatives information used to prepare the Post-Closing Statement and information relating thereto. If Buyer objects to the Post-Closing Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within thirty
(30) days of any objection by Buyer, the Parties shall appoint the Independent Accounting Firm, which shall, at Sellers' and Buyer's joint expense, review the Post-Closing Adjustment and determine the appropriate adjustment to the Purchase Price, if any, within thirty (30) days of such appointment. The Parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. The finding of such Independent Accounting Firm shall be binding on the Parties hereto. Upon determination of the appropriate adjustment by agreement of the Parties or by binding determination of the Independent Accounting Firm, if the Post-Closing Adjustment is more or less than the Closing Adjustment, the Party owing the difference shall deliver such difference to the other Party no later than two (2) Business Days after such determination, in immediately available funds or in any other manner as reasonably requested by the payee.

                  (d) The Purchase Price shall be increased following the Closing Date (i) to the extent required under Section

6.12(e) and (ii) as and to the extent Buyer obtains discounts from time to time for goods and services under the Settlement Agreement. Buyer hereby agrees to accept assignment of the Settlement Agreement (subject to Seller's obtaining any requisite consent thereto) unless it would have an adverse economic impact on Buyer and shall advise Sellers of the amount of any such discounts received by Buyer and shall make acceptance payment to Sellers of such amounts within ten
(10) Business Days following any such receipt.

         3.4 Allocation of Purchase Price. Buyer and Sellers shall endeavor to agree upon an allocation among the Purchased Assets of the sum of the Purchase Price and the Assumed Liabilities in a manner consistent with the provisions of section 1060 of the Code and the Treasury  Regulations  thereunder  within sixty
(60) days of the Closing Date. Buyer and Sellers shall treat the transactions contemplated by Article II as the acquisition by Buyer of a trade or business for United States federal income tax purposes and agree that no portion of those transactions shall be treated in whole or in part as a payment by Buyer for services (or future services) for United States federal income tax purposes. Each of Buyer and Sellers agrees to file IRS Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with any such agreed upon allocation. Each of Buyer and Sellers shall report the transactions contemplated by this Agreement for federal Tax and all other Tax purposes in a manner consistent with any such agreed upon allocation determined pursuant to this
Section 3.4. Each of Buyer and Sellers agrees to provide the other promptly with any information required to complete IRS Form 8594. Buyer and Sellers shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Purchase Price agreed upon pursuant to this Section 3.4. Buyer and Sellers shall not take any position in any tax return, tax proceeding or audit that is inconsistent with such allocation.

         3.5 Prorations. (a) Buyer and Sellers agree that all of the items normally prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the Purchased Assets shall be prorated as of the Closing Date, with Sellers liable to the extent such items relate to any time period prior to the Closing Date, and Buyer liable to the extent such items relate to periods commencing with the Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):

                           (i) Personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the business and operation of the Purchased Assets;

                           (ii) Rent, Taxes and all other items (including prepaid services or goods not included in Inventory) payable by or to Sellers under any of Sellers' Agreements;

                           (iii) Any permit, license, registration, compliance assurance fees or other fees with respect to any Transferable Permit;

                           (iv) Sewer rents and charges for water, telephone, electricity and other utilities;

                           (v) Rent and Taxes and other items payable by Sellers under the Real Property Leases assigned to Buyer; and

                           (vi) Dues and fees payable to the Institute of Nuclear Power Operations, the Nuclear Energy Institute, the Electric Power Research Institute (to the extent allocable to the Plant's operations) and the Boiling Water Reactor Owners Group to the extent proration is permitted by such organizations and periodic fees charged by the NRC.

                  (b) In connection with the prorations referred to in (a) above, in the event that actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Closing Date or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. The prorations shall be based on the number of days in a year or other appropriate period (i) before the Closing Date and (ii) including and after the Closing Date. Sellers and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this
Section 3.5.

         3.6 Deliveries by Sellers. At the Closing, Sellers will deliver, or cause to be delivered, the following to Buyer:

                  (a) The Bill of Sale, duly executed by Sellers, as appropriate;

                  (b) Copies of any and all governmental and other third party consents, waivers or approvals required with respect to the transfer of the Purchased Assets, or the consummation of the transactions contemplated by this Agreement;

                  (c) The opinions of counsel and officer's certificates contemplated by Section 7.1;

                  (d) One or more bargain and sale deeds with covenants against grantors acts, conveying the Real Property to Buyer, in a form reasonably satisfactory to the Parties (including environmental disclosure required by law and any provisions regarding grantors covenants necessary to conform them to the terms hereof), duly executed and acknowledged by Sellers, as appropriate, and in recordable form;

                  (e) The Assignment and Assumption Agreement and any Ancillary Agreements which are not executed on the date hereof, duly executed by Sellers, as appropriate;

                  (f) A FIRPTA Affidavit, duly executed by JCP&L ;

                  (g) Copies, certified by the Secretary or Assistant Secretary of Sellers, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Sellers in connection herewith, and the consummation of the transactions contemplated hereby;

                  (h) A certificate of the Secretary or Assistant Secretary of each Seller identifying the name and title and bearing the signatures of the officers of such Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

                  (i) Certificates of Good Standing with respect to Sellers, issued by the Secretary of the State of Sellers' state of incorporation;

                  (j) Tax clearance certificates for each jurisdiction identified on Schedule 4.16;

                  (k) To the extent available, originals of all Sellers' Agreements, Real Property Leases, Permits,

Environmental Permits, and Transferable Permits and, if not available, true and correct copies thereof, together with the items referred to in Section 2.1(g);

                  (l) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary or desirable to transfer to Buyer the Purchased Assets, in accordance with this Agreement and where necessary or desirable in recordable form;

                  (m) Notices, signed by Sellers, to all other parties to the Sellers' Agreements listed under Schedule 4.12(a) where notice to such parties is required under the terms of such Sellers' Agreements or pursuant to Section 6.5(d) hereof;

                  (n) Reliance letters from Woodward & Clyde with respect to the Environmental Reports prepared by Woodward & Clyde concerning the Purchased Assets and made available for review by Buyer;

                  (o) The assets of the Decommissioning Trust Funds to be transferred pursuant to Section 6.12(b), shall be delivered to Buyer (or to the Trustee of any trust specified by Buyer); and

                  (p) Such  other   agreements,   documents,   instruments  and
writings, including without limitation the Transferring Employee Records, as are required to be delivered by Sellers at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

         3.7 Deliveries by Buyer. At the Closing, Buyer will deliver, or cause to be delivered, the following to Sellers:

                  (a) The Purchase Price, as adjusted pursuant to Section 3.3, by wire transfer of immediately available funds in accordance with Sellers' instructions or by such other means as may be agreed to by Sellers and Buyer;

                  (b) The opinions of counsel and officer's certificates contemplated by Section 7.2;

                  (c) The Assignment and Assumption Agreement and any Ancillary Agreements which are not executed on the date hereof, duly executed by Buyer;

                  (d) Copies, certified by the Secretary or Assistant Secretary of Buyer, of resolutions authorizing the execution and delivery of this Agreement, and all of the agreements and instruments to be executed and delivered by Buyer in connection herewith, and the consummation of the transactions contemplated hereby;

                  (e) A certificate of the Secretary or Assistant Secretary of Buyer, identifying the name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver this Agreement, and the other agreements contemplated hereby;

                  (f) All such other instruments of assumption as shall, in the reasonable opinion of Sellers and their counsel, be necessary for Buyer to assume the Assumed Liabilities in accordance with this Agreement;

                  (g) Copies of any and all governmental and other third party consents, waivers or approvals obtained by Buyer with respect to the transfer of the Purchased Assets, or the consummation of the transactions contemplated by this Agreement and where necessary or desirable in recordable form;

                  (h) Certificates of Insurance relating to the insurance policies required pursuant to Article 10 of the Interconnection Agreement;

                  (i) A certificate of an appropriate officer of each of PECO Energy Company and British Energy, plc certifying the due authorization, execution and delivery of the Parent Guaranty; and

                  (j) Such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith.

         3.8 Ancillary Agreements. The Parties acknowledge that the Ancillary Agreements, other than the EOF Lease, the Remote Assembly Area Access Agreement and the SBO Service Agreement, have been executed on the date hereof.

                                   ARTICLE IV

             REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLERS

         Sellers represent and warrant to Buyer as follows:

         4.1 Incorporation;. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease, and operate its material properties and assets and to carry on its business as is now being conducted. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business as now being conducted requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Sellers have heretofore delivered to Buyer true, complete and correct copies of their Certificates of Incorporation and Bylaws as currently in effect.

         4.2 Authority Relative to this Agreement. Sellers have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by it hereby. The execution and delivery of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Sellers and this Agreement has been duly and validly executed and delivered by Sellers. Subject to the receipt of Sellers' Required Regulatory Approvals, this Agreement constitutes the legal, valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         4.3 Consents and  Approvals;  No Violation.  (a) Except as set forth in
Schedule 4.3(a), and other than obtaining Sellers' Required Regulatory Approvals, neither the execution and delivery of this Agreement by Sellers nor the consummation by Sellers of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the respective Certificate of Incorporation or Bylaws of Sellers, or (ii) require any consent, approval,

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authorization  or permit of, or filing with or notification to, any Governmental
Authority, or (iii) result in a default (or give rise to any right of termination, consent, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Sellers are a party or by which it, or any of the Purchased Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, would not, individually or in the aggregate, create a Material Adverse Effect; or (iv) constitute violations of any law, regulation, order, judgment or decree applicable to Sellers, which violations, individually or in the aggregate, would create a Material Adverse Effect, or create any Encumbrance other than a Permitted Encumbrance.

                  (b) Except as set forth in Schedule 4.3(b), (the filings and approvals referred to in Schedule 4.3(b) are collectively referred to as the "Sellers' Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority by or for Sellers is necessary for the execution and delivery of this Agreement by Sellers, or the consummation by Sellers of the transactions contemplated hereby, other than (i) such consents, approvals, filings or notices which, if not obtained or made, will neither prevent Sellers from performing their material obligations hereunder nor, individually or in the aggregate, create a Material Adverse Effect and (ii) such consents, approvals, filings or notices which become applicable to Sellers or the Purchased Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

         4.4 Insurance. Except as set forth in Schedule 4.4, all material policies of fire, liability, workers' compensation and other forms of insurance owned or held by, or on behalf of, Sellers with respect to the business, operations or employees at the Plant or the Purchased Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 4.4, within the

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thirty-six (36) months  preceding the date of this  Agreement,  Sellers have not been refused any insurance with respect to the Purchased Assets nor has coverage been limited by any insurance carrier to which Sellers have applied for any such insurance or with which Sellers have carried insurance during the last twelve
(12) months.

         4.5 Title and Related. Other than set forth in Schedule 4.5 and except for Permitted Encumbrances, JCP&L has good and marketable title to the Real Property to be conveyed to Buyer hereunder free and clear of all Encumbrances. The Real Property constitutes all of the real property necessary to operate the Plant as currently operated. Other than as set forth in Schedule 4.5 and except for Permitted Encumbrances, Sellers have good and marketable title to each of the Purchased Assets not constituting Real Property free and clear of all Encumbrances. JCP&L possesses all such rights in and to the EOF Facility and the Remote Assembly Area in order to lease the EOF Facility and provide access to the Remote Assembly Area to Buyer.

         4.6 Real Property Leases. Schedule 4.6 lists, as of the date of this Agreement, all real property leases, easements, licenses and other rights in real property (collectively, the "Real Property Leases") to which either Seller is a party and which (i) are to be transferred and assigned to Buyer on the Closing Date, (ii) affect all or any part of any Real Property and (iii)(A) provide for annual payments of more than $100,000 or (B) are material to the ownership or operation of the Purchased Assets. Except as set forth in Schedule 4.6, all such Real Property Leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing material defaults by Sellers or any other party thereunder; and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a material default by Sellers or any other party thereunder.

         4.7  Environmental.  Except  as  disclosed  in (x)  Schedule  4.7,  (y)
Schedule 2.3(e) or (z) in the "Phase I" and "Phase II" environmental site assessments prepared by Sellers' outside environmental consultants or in Buyer's Environmental Inspection (collectively the "Environmental Reports") and made available for inspection by Buyer:

                  (a) Sellers hold, and are in compliance with, all permits, certificates, certifications, licenses and governmental authorizations under applicable Environmental Laws ("Environmental Permits") that are required for Sellers to own

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and conduct the business and operations of the Purchased Assets, and Sellers are otherwise in compliance with applicable Environmental Laws with respect to the business and operations of such Purchased Assets except for such failures to hold or comply with required Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, create a Material Adverse Effect;

                  (b) Sellers have not received any written request for information, or been notified that either of them is a potentially responsible party, under CERCLA or any similar state law with respect to the Real Property or any other Purchased Assets, except for such liability under such laws as would not create, individually or in the aggregate, a Material Adverse Effect;

                  (c) Sellers have neither entered into or agreed to any consent decree or order relating to the Purchased Assets, nor are subject to any outstanding judgment, decree, or judicial order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Substances under any Environmental Law relating to the Purchased Assets, except for such consent decree or order, judgment decree or judicial order that would not create, individually or in the aggregate a Material Adverse Effect;

                  (d) There are no underground storage tanks on the Real Property; and

                  (e) There is no Environmental Condition in violation of applicable Environmental Laws (other than ISRA and the regulations of the NJDEP thereunder) which requires Remediation.The representations and warranties made in this Section 4.7 are Sellers' exclusive representations and warranties relating to environmental matters.

         4.8 Labor Matters. Sellers have previously delivered to Buyer a true and correct copy of the Collective Bargaining Agreement, as currently in effect, which is the only collective bargaining agreement to which they are a party or is subject and which relates to the business and operations of the Purchased Assets. With respect to the business or operations of such Purchased Assets, except to the extent set forth in Schedule 4.8 and except for such matters as will not, individually or in the aggregate, create a Material Adverse Effect,
(a) Sellers are in compliance with all applicable laws respecting employment and

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employment  practices,  terms and  conditions of employment and wages and hours;
(b) Sellers have not received written notice of any unfair labor practice complaint against them pending before the National Labor Relations Board; (c) no arbitration proceeding arising out of or under any collective bargaining agreement is pending against Sellers; (d) no labor strike, slow down or stoppage is actually pending or to Sellers' Knowledge threatened by any representative of any union or other representation of employees against or affecting Sellers; and
(e) Sellers have not experienced any work stoppage within the three-year period prior to the date hereof and to Sellers' Knowledge none is currently threatened.

         4.9 Benefit Plans; ERISA. (a) Schedule 4.9(a) lists all deferred compensation, profit-sharing, retirement and pension plans, including multi-employer plans, and all material bonus, fringe benefit and other employee benefit plans maintained or with respect to which contributions are made by Sellers in respect of the current employees of Sellers connected with the Purchased Assets ("Benefit Plans"). True and complete copies of all Benefit Plans have been made available to Buyer.

                  (b) Except as set forth in Schedule 4.9(b), Sellers and their ERISA Affiliates have fulfilled their respective obligations under the minimum funding requirements of Section 302 of ERISA and section 412 of the Code, with respect to each Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA and to which section 412 of the Code or Section 302 of ERISA applies, and each such plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code and has been administered in all material respects in accordance with its terms as set forth in the documents governing such Benefit Plan. Except as set forth in
Schedule 4.9(b), neither Sellers nor any ERISA Affiliate has incurred any liability under Section 4062(b) of ERISA to the PBGC in connection with any Benefit Plan which is subject to Title IV of ERISA or any withdrawal liability, within the meaning of Section 4201 of ERISA with respect to any Benefit Plan, nor has there been any reportable event (as defined in Section 4043 of ERISA), the reporting of which has not been waived by the PBGC, in respect of any Benefit Plan. Except as set forth in Schedule 4.9(b), the IRS has issued for each Benefit Plan which is intended to be qualified under section 401(a) of the Code, a letter which determines that such plan is qualified and exempt from United States Federal Income Tax under sections 401(a) and 501(a) of the Code, and Sellers are not aware of any occurrence since the date of any such

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determination letter which would affect adversely such qualification or tax exemption.

                  (c) Neither Sellers nor any ERISA Affiliate has engaged in any transaction described in Section 4069(a) or Section 4212(c) of ERISA. No Benefit Plan is a multi-employer plan.

                  (d) Sellers and Sellers' Affiliates have materially complied in good faith with any notice and continuation requirements of Title X of COBRA with respect to any Benefit Plan subject to such requirements. Sellers and each ERISA Affiliate have complied in all material respects with any applicable requirements of Part 7 of Title I of ERISA.

         4.10 Real Property; Plant and Equipment. (a) Schedule 4.10(a) contains a description of the Real Property included in the Purchased Assets. Copies of any current surveys, abstracts or title opinions in Sellers' possession and any policies of title insurance in force and in the possession of Sellers with respect to the Real Property have heretofore been made available to Buyer (without making any representation or warranty as to the accuracy or completeness thereof). Except as set forth in Schedule 4.10(a)-1, no real property other than the Real Property is necessary for Buyer to own, maintain and operate the Purchased Assets as they are currently used.

                  (b) Schedule 4.10(b) contains a description of the major equipment components and personal property (other than Inventories) comprising the Purchased Assets as of the date hereof.

                  (c) Other than the exceptions listed in Schedule 4.10(c), the Purchased Assets conform in all material respects to the Technical Specifications and the Updated Final Safety Analysis Report ("UFSAR") to the extent required and are being operated and are in material conformance with all applicable requirements under Nuclear Laws.

         4.11 Condemnation. Except as set forth in Schedule 4.11, neither the whole nor any part of the Real Property or any other real property or rights leased, used or occupied by Sellers in connection with the ownership or operation of the Purchased Assets is subject to any pending suit for condemnation or other taking by any Governmental Authority, and no such condemnation or other taking has been threatened.

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         4.12  Contracts  and Leases (a)  Schedule  4.12(a)  lists each  written contract, license, agreement, or personal property lease which is material to the business or operations of the Purchased Assets, other than any contract, license, agreement or personal property lease which is listed or described on another Schedule, or which is expected to expire or terminate prior to the Closing Date, or which provides for annual payments by Sellers after the date hereof of less than $100,000 or payments by Sellers after the date hereof of less than $500,000 in the aggregate.

                  (b) Except as disclosed in Schedule 4.12(b), each Sellers' Agreement listed on such Schedule (i) constitutes a legal, valid and binding obligation of the Seller party thereto and, to such Seller's Knowledge, constitutes a valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) may be transferred to Buyer at Closing pursuant to this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any material rights thereunder.

                  (c) Except as set forth in Schedule 4.12(c), there is not, under Sellers' Agreements, any default or event which, with notice or lapse of time or both, would constitute a default on the part of Sellers or to Sellers' Knowledge, any of the other parties thereto, except such events of default and other events which would not, individually or in the aggregate, create a Material Adverse Effect.

         4.13 Legal Proceedings, etc. Except as set forth in Schedule 4.13, there are no actions or proceedings pending (or to Sellers' Knowledge overtly threatened) against Sellers before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to create a Material Adverse Effect. Except as set forth in Schedule 4.13, Sellers are not subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority which would, individually or in the aggregate, create a Material Adverse Effect.

         4.14 Permits. (a) Sellers have all permits, licenses, franchises and other governmental authorizations, consents and approvals (other than Environmental Permits, which are addressed in Section 4.7 hereof) (collectively, "Permits") necessary to permit Sellers to own and operate the Purchased Assets as

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presently  conducted  except where the failure to have such  Permits  would not, individually or in the aggregate, have a material adverse effect on the ownership, operation or maintenance of the Purchased Assets. Except as disclosed on Schedule 4.14(a), Sellers have not received any notification that either of them is in violation of any such Permits, except notifications of violations which would not, individually or in the aggregate, create a Material Adverse
Effect.   Sellers  are  in  compliance   with  all  such  Permits  except  where
non-compliance would not, individually or in the aggregate, create a Material Adverse Effect.

                  (b) Schedule 4.14(b) sets forth all material Permits and Environmental Permits, other than Transferable Permits (which are set forth on Schedule 1.1(139)) related to the Purchased Assets.

         4.15     NRC Licenses.

                  (a) Sellers have all permits, licenses, and other consents and approvals issued by the NRC necessary to own and operate the Purchased Assets as presently operated, pursuant to the requirements of Nuclear Laws. Except as set forth in Schedule 4.15(a), Sellers have not received any written notification that either of them is in violation of any of such license, or any order, rule, regulation, or decision of the NRC with respect to the Purchased Assets, except for notifications of violations which would not, individually or in the aggregate, have a Material Adverse Effect. Sellers are in compliance with all Nuclear Laws applicable to them with respect to the Purchased Assets, except for violations which, individually or in the aggregate, could not have a Material Adverse Effect.

                  (b) Schedule   4.15(b)  sets  forth  all  material   permits,
licenses, and other consents and approvals issued by the NRC applicable to the Purchased Assets.

         4.16 Taxes. Sellers have filed all returns required to be filed by them with respect to any Tax relating to the Purchased Assets, and Sellers have paid all Taxes that have become due as indicated thereon, except where such Tax is being contested in good faith by appropriate proceedings, or where the failure to so file or pay would not reasonably be expected to create a Material Adverse Effect. Sellers have complied in all material respects with all applicable laws, rules and regulations relating to withholding Taxes relating to Transferred Employees. All Tax Returns filed with respect to the Purchased Assets are

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true and  complete  in all  material  respects.  Except as set forth in Schedule
4.16, no notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of Sellers in respect of the Purchased Assets, which have not been fully paid or finally settled, and any such deficiency shown in Schedule 4.16 is being contested in good faith through appropriate proceedings. Except as set forth in Schedule 4.16, there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the Purchased Assets that will be binding upon Buyer after the Closing. Schedule 4.16 sets forth the taxing jurisdictions in which Sellers own assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearance certificates in connection therewith, would either require Buyer to withhold any portion of the Purchase Price or subject Buyer to any liability for any Taxes of Sellers.

         4.17 Intellectual Property. Schedule 2.1(l) sets forth all Intellectual Property used in and, individually or in the aggregate with other Intellectual Property, material to the operation or business of the Purchased Assets, each of which is owned by Seller.

         4.18  Compliance  With  Laws.   Sellers  are  in  compliance  with  all
applicable laws, rules and regulations with respect to the ownership or operation of the Purchased Assets except where the failure to be in compliance would not, individually or in the aggregate, create a Material Adverse Effect.

         4.19 PUHCA. Sellers are wholly owned subsidiaries of GPU, which is a holding company registered under the Public Utility Holding Company Act of 1935.

         4.20 Qualified Decommissioning Trust Fund.

                  (a)The Seller Qualified Decommissioning Trust Fund is a trust, validly existing and in good standing under the laws of the State of New York with all requisite authority to conduct its affairs as it now does. Sellers have heretofore delivered to Buyer a copy of the Decommissioning Indenture as in effect on the date of this Agreement. Sellers agree to furnish Buyer with copies of all amendments of the Decommissioning Indenture adopted after the date of this Agreement promptly after each such amendment has been adopted. The Seller Qualified Decommissioning Trust Fund satisfies the requirements necessary

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for such Fund to be treated as a "Nuclear  Decommissioning  Reserve Fund" within the meaning of Code section 468A(a) and as a "Nuclear Decommissioning Fund" and a "Qualified Nuclear Decommissioning Fund" within the meaning of Treas. Reg.
Section 1.468A-1(b)(3). Such Fund is in compliance in all material respects with all applicable rules and regulations of the NRC, the NJBPU and the IRS. The Seller Qualified Decommissioning Trust Fund has not engaged in any acts of "self-dealing" as defined in Treas. Reg. Section 1.468A-5(b)(2). No "excess contribution," as defined in Treas. Reg. Section 1.468A-5(c)(2)(ii), has been made to the Seller Qualified Decommissioning Trust Fund which has not been withdrawn within the period provided under Treas. Reg. Section 1.468A-5(c)(2)(i) for withdrawals of excess contributions to be made without resulting in a disqualification of the Fund under Treas. Reg Section 1.468A-5(c)(1). JCP&L has made timely and valid elections to make annual contributions to the Seller Qualified Decommissioning Trust Fund since its establishment. Sellers have heretofore delivered copies of such elections to Buyer.

                  (b) Subject only to Sellers' Required Regulatory Approvals, Sellers have all requisite authority to cause the assets of the Seller Qualified Decommissioning Trust Fund to be transferred to Buyer in accordance with the provisions of this Agreement.

                  (c Sellers and/or the Trustee of the Seller Qualified Decommissioning Trust Fund have filed or caused to be filed with the NRC, the IRS and any state or local authority all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by either of them. Sellers have delivered to Buyer a copy of the schedule of ruling amounts most recently issued by the IRS for the Seller Qualified Decommissioning Trust Fund, a copy of the request that was filed to obtain such schedule of ruling amounts and a copy of any pending requests for revised ruling amounts, in each case together with all exhibits, amendments and supplements thereto. As of the Closing, Sellers will have timely filed all requests for revised schedules of ruling amounts for the Seller Qualified Decommissioning Trust Fund in accordance with Treas. Reg. Section 1.468A-3(i). Sellers shall furnish Buyer with copies of such requests for revised schedules of ruling amounts, together with all exhibits, amendments and supplements thereto, promptly after they have been filed with the IRS. Any amounts contributed to the Seller Qualified Decommissioning Trust Fund while such requests are pending before the IRS and which turn out to be in excess of the

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applicable  amounts provided in the schedule of ruling amounts issued by the IRS will be withdrawn from the Seller Qualified Decommissioning Trust Fund within the period provided under Treas. Reg. Section 1.468A-5(c)(2)(i) for withdrawals of excess contributions to be made without resulting in a disqualification of the Funds under Treas. Reg. Section 1.468A-5(c)(1). There are no interim rate orders that may be retroactively adjusted or retroactive adjustments to interim rate orders that may affect amounts that JCP&L may contribute to the Seller Qualified Decommissioning Trust Fund or may require distributions to be made from the Seller Qualified Decommissioning Trust Fund.

                  (d) Sellers have made available to Buyer the balance sheets for the Seller Qualified Decommissioning Trust Fund as of December 31, 1998 and as of the last Business Day before the Closing, and they present fairly as of December 31, 1998 and as of the last Business Day before Closing, the financial position of the Seller Qualified Decommissioning Trust Fund in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein. Sellers have made available to Buyer information from which Buyer can determine the Tax Basis of all assets in the Seller Qualified Decommissioning Trust Fund as of the last Business Day before Closing. There are no liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including, but not limited to, any acts of "self-dealing" as defined in Treas. Reg. Section1.468A-5(b)(2) or agency or other legal proceedings that may materially affect the financial position of the Seller Qualified Decommissioning Trust Fund other than those, if any, that are disclosed on Schedule 4.20.

                  (e) Sellers have made available to Buyer all contracts and agreements to which the Trustee of the Seller Qualified Decommissioning Trust Fund, in its capacity as such, is a party.

                  (f) The Seller Qualified Decommissioning Trust Fund has filed all Tax Returns required to be filed and all material Taxes shown to be due on such Tax Returns have been paid in full. Except as shown in Schedule 4.20, no notice of deficiency or assessment has been received from any taxing authority with respect to liability for Taxes of the Seller Qualified Decommissioning Trust Fund which have not been fully paid or finally settled, and any such deficiency shown in such Schedule 4.20 is being contested in good faith through appropriate proceedings. Except as set forth in Schedule 4.20, there are no outstanding agreements or waivers extending the applicable

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


statutory periods of limitations for Taxes associated with the Seller Qualified Decommissioning Trust Fund for any period.

                  (g) To the extent Sellers have pooled the assets of the Seller Qualified Decommissioning Trust Fund for investment purposes in periods prior to Closing, such pooling arrangement is a partnership for federal income tax purposes and Sellers have filed all Tax Returns required to be filed with respect to such pooling arrangement for such periods.

         4.21     Nonqualified Decommissioning Trust Fund.

                  (a) The Seller Nonqualified Decommissioning Trust Fund is a trust validly existing and in good standing under the laws of the State of New York with all requisite authority to conduct its affairs as it now does. The Seller Nonqualified Decommissioning Trust Fund is in full compliance with all applicable rules and regulations of the NRC and the NJBPU.

                  (b) Subject only to Sellers' Required Regulatory Approvals, Sellers have all requisite authority to cause the assets of the Seller Nonqualified Decommissioning Trust Fund to be transferred to Buyer in accordance with the provisions of this Agreement.

                  (c) Sellers and/or the Trustee of the Seller Nonqualified Decommissioning Trust Fund have filed or caused to be filed with the NRC and any state or local authority all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by either of them.

                  (d) Sellers have made available to Buyer the balance sheet for the Seller Nonqualified Decommissioning Trust Fund as of December 31, 1998 and as of the last Business Day before the Closing, and they present fairly as of December 31, 1998 and as of the last Business Day before Closing, the financial position of the Seller Nonqualified Decommissioning Trust Fund in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein. There are no liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) including, but not limited to, agency or other legal proceedings, that may materially affect the financial position of the Seller Nonqualified Decommissioning Trust Fund other than those, if any, that are disclosed on Schedule 4.21.

                  (e) Sellers have made available to Buyer all contracts and agreements to which the Trustee of the Seller Nonqualified Decommissioning Trust Fund, in its capacity as such, is a party.

                  (f) To the extent Sellers have pooled the assets of the Seller Nonqualified Decommissioning Trust Fund for investment purposes in periods prior to the Closing, such pooling arrangement is not a corporation for federal income tax purposes and Sellers have filed all Tax Returns required to be filed with respect to such pooling arrangement for such periods.

         4.22 Undisclosed Liabilities. Except as set forth in Schedule 4.22, the Purchased Assets are not subject to any material liability or obligation
(whether absolute, contingent or otherwise) that has not been accrued or reserved against in Sellers' financial statements as of the end of the most recent fiscal quarter for which such statements are available or disclosed in the notes thereto in accordance with generally accepted accounting principles consistently applied.

         4.23 Year 2000 Qualified. Sellers have taken, and will continue to take, all reasonable steps necessary to address the computer software and application issues raised by Year 2000 and as of the Closing Date all of Sellers' computer software and applications affecting the Purchased Assets will be Year 2000 Qualified, except to the extent that any non-qualification does not create a Material Adverse Effect.

         4.24 DISCLAIMERS REGARDING PURCHASED ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV OR AS MAY BE EXPRESSLY SET FORTH IN THE ANCILLARY AGREEMENTS, THE PURCHASED ASSETS ARE BEING SOLD AND TRANSFERRED "AS IS, WHERE IS", AND EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE PLANT, THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED ASSETS AND SELLERS SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL LAWS, OR WHETHER SELLERS POSSESS SUFFICIENT REAL

PROPERTY OR PERSONAL PROPERTY TO OPERATE THE PURCHASED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLERS FURTHER SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE PURCHASED ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE PURCHASED ASSETS OR THE SUITABILITY OF THE PURCHASED ASSETS FOR OPERATION AS A POWER PLANT AND NO MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SELLERS OR THEIR REPRESENTATIVES, OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE PURCHASED ASSETS.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         5.1 Organization. Buyer is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Buyer is, or by the Closing will be, qualified to do business in the State of New Jersey. Buyer has heretofore delivered to Sellers complete and correct copies of its Certificate of Formation and Operating Agreement (or other similar governing documents) as currently in effect.

         5.2 Authority Relative to this Agreement. Buyer has full organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action required on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer. Subject to the receipt of Buyer Required Regulatory Approvals, this Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and

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


general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         5.3      Consents and Approvals; No Violation.

                  (a) Except as set forth in Schedule 5.3(a), and other than obtaining Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Certificate of Formation or Operating Agreement (or other similar governing documents) of Buyer, or (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, or (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Buyer ("Buyer Material Adverse Effect") or (iv) violate any law, regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would create a Buyer Material Adverse Effect.

                  (b) Except as set forth in Schedule 5.3(b) (the filings and approvals referred to in such Schedule are collectively referred to as the "Buyer Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of this Agreement, or the consummation by Buyer of the transactions contemplated hereby, other than such consents, approvals, filings or notices, which, if not obtained or made, will not prevent Buyer from performing its obligations under this Agreement.

         5.4 Legal Proceedings. There are no actions or proceedings pending against Buyer before any court or arbitrator or Governmental Authority, which, individually or in the aggregate, could reasonably be expected to create a Buyer Material Adverse Effect. Buyer is not subject to any outstanding judgments, rules, orders, writs, injunctions or



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


decrees of any court, arbitrator or Governmental Authority which would, individually or in the aggregate, create a Buyer Material Adverse Effect.

         5.5 Inspections. Buyer acknowledges and agrees that it has, prior to its execution of this Agreement, (i) reviewed the Environmental Reports (other than Buyer's Environmental Inspection), and (ii) except as contemplated by
Section 6.2, has had full opportunity to conduct and has completed to its satisfaction Inspections of the Purchased Assets. Subject to Sections 6.2(a),
(h) and (i) , Buyer acknowledges that it is satisfied through such review and Inspections that no further investigation and study on or of the Site is necessary for the purposes of acquiring the Purchased Assets for Buyer's intended use. Buyer acknowledges and agrees that subject to Sellers' representations, warranties and covenants contained in this Agreement and the Ancillary Agreements and the terms, conditions, limitations and indemnities provided herein, it will assume at the Closing the risk that adverse past, present, and future physical characteristics and Environmental Conditions may not have been revealed by the Inspections and the investigations of the Purchased Assets contained in the Environmental Reports.

         5.6 WARN Act. Buyer does not intend to engage in a Plant Closing or Mass Layoff as such terms are defined in the WARN Act within sixty (60) days of the Closing Date.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

         6.1      Conduct of Business Relating to the Purchased Assets

                  (a) Except as described in Schedule 6.1 or as expressly contemplated by this Agreement or to the extent Buyer otherwise consents in writing, during the period from the date of this Agreement to the Closing Date, Sellers (i) will operate the Purchased Assets in the ordinary course of business consistent with Good Utility Practices, (ii) shall use all Commercially
Reasonable Efforts to preserve intact such Purchased Assets, and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (iii) shall maintain the insurance coverage described in Section 4.4, (iv) shall comply in all material respects with all applicable laws relating to the Purchased Assets, including without limitation, all Nuclear Laws

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


and Environmental Laws, and (v) shall continue with Sellers' program, or (at Buyer's expense) as Buyer may direct, to install such equipment or software with respect to Year 2000 Qualification in accordance with Sellers' plans referred to in Section 2.1(k). Without limiting the generality of the foregoing, and, except as (x) contemplated in this Agreement, (y) described in Schedule 6.1, or (z) required under applicable law or by any Governmental Authority, prior to the Closing Date, without the prior written consent of Buyer, Sellers shall not with respect to the Purchased Assets:

                           (i)  Make  any  material  change  in  the  levels  of
         Inventories customarily maintained by Sellers or their Affiliates with respect to the Purchased Assets, other than changes which are consistent with Good Utility Practices;

                           (ii) Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any material Purchased Assets individually or in the aggregate (except for Purchased Assets used, consumed or replaced in the ordinary course of business consistent with past practices of Sellers or their Affiliates or with Good Utility Practices) other than to encumber Purchased Assets with Permitted Encumbrances;

                           (iii) Modify, amend or voluntarily terminate prior to the expiration date any of Sellers' Agreements or Real Property Leases or any of the Permits or Environmental Permits or waive any default by, or release, settle or compromise and claim against, any other party thereto, in any material respect, other than (a) in the ordinary course of business, to the extent consistent with Good Utility Practices, (b) with cause, to the extent consistent with Good Utility Practices, or
         (c) as may be required in connection with transferring Sellers' rights or obligations thereunder to Buyer pursuant to this Agreement;

                           (iv) Sell, lease or otherwise dispose of Emission Allowances, or Emission Reduction Credits identified in Schedule 2.1(h), except to the extent necessary to operate the Purchased Assets in accordance with this Section 6.1;

                           (v) Except as otherwise provided herein or in connection with the 18R Outage and consistent with the Outage Plan, enter into any commitment for the purchase or sale of nuclear fuel having a term that extends beyond

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


         March 31, 2000 or such other date that the Parties mutually agree;

                           (vi) Enter into any power sales agreement having a term that extends beyond March 31, 2000 or such other date that the Parties mutually agree to be the date on which the Closing is expected to occur;

                           (vii) Except as otherwise provided herein or in connection with the 18R Outage and consistent with the Outage Plan, enter into any contract, agreement, commitment or arrangement relating to the Purchased Assets for goods or services not addressed in clauses
         (i) through (vi) that individually requires the payment for or delivery of goods or services with a value exceeding $100,000 per annum and extends beyond March 31, 2000, unless it is terminable by Sellers (or, after the Closing, by Buyer) without penalty or premium upon no more than sixty (60) days notice;

                           (viii) Except as otherwise required by the terms of the Collective Bargaining Agreement, (a) hire at, or transfer to the Purchased Assets, any new employees prior to the Closing, other than to fill vacancies in existing positions in the reasonable discretion of Sellers, (b) increase salaries or wages of employees employed in connection with the Purchased Assets prior to the Closing other than in the ordinary course of business and in accordance with Sellers' past practices, (c) take any action prior to the Closing to effect a change in the Collective Bargaining Agreement or any other Employee agreement being assumed by Buyer, or (d) take any action prior to the Closing to increase the aggregate benefits payable to the employees employed in connection with the Purchased Assets other than increases for Non-Union Employees in the ordinary course of business and in accordance with Sellers' past practices or (e) enter into any employment contracts with employees at the Purchased Assets or any collective bargaining agreements with labor organizations representing such employees;

                           (ix) Make any Capital Expenditures except as permitted by Section 3.3(a)(ii) or for Sellers' account; and

                           (x) Except as otherwise provided herein, enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the proscribed transactions set forth in the foregoing paragraphs (i) through (ix).

                  (b) Subject to applicable NRC rules and regulations, a committee comprised of one or more senior representatives designated by Sellers and one or more senior representatives designated by Buyer (the "Transition Committee") will be established as soon as practicable after the execution of this Agreement to permit Buyer to observe and advise Sellers regarding the operation of the Purchased Assets and to facilitate the transfer of the Purchased Assets to Buyer at the Closing. The Transition Committee will be kept fully apprised by GPUN of all the Plant's management and operating developments. The Transition Committee shall arrange for Buyer to assess the Plant's management and employees and shall have access to the management and board of directors of GPUN. The Transition Committee shall be accountable directly to the respective chief executive officers of Buyer and GPUN and shall from time to time report its findings to the senior management of each of Sellers and Buyer.

                  (c) Sellers shall advise Buyer regarding implementation or changes in PJM rules or procedures which are reasonably likely to have a Material Adverse Effect on the Plant. Sellers agree that they will not take or cause to be taken any action to reduce the current installed capacity credit PJM has assigned to the Plant under PJM rules, regulations or policies in effect on the date hereof; provided, however, that the foregoing shall in no way restrict or prohibit Sellers from taking or causing to take any such action which generally affects Sellers' generating facilities.

         6.2      Access to Information.

                  (a) Between the date of this Agreement and the Closing Date, Sellers will, at reasonable times and upon reasonable notice and subject to compliance with all applicable NRC rules and regulations: (i) give Buyer and its Representatives reasonable access to its managerial personnel and to all books, records, plans, equipment, offices and other facilities and properties constituting the Purchased Assets; (ii) furnish Buyer with such financial and operating data and other information with respect to the Purchased Assets as Buyer may from time to time reasonably request, and permit Buyer to make such reasonable Inspections thereof as Buyer may request; (iii) furnish Buyer at its request a copy of each material report, schedule or other document filed by Sellers or any of their Affiliates with respect to the Purchased Assets with the NRC, SEC, FERC, NJDEP, NJBPU or any other Governmental Authority; and (iv) furnish Buyer with all such other information as shall be reasonably necessary to enable Buyer to verify the accuracy of the representations and warranties of Sellers contained in this Agreement; provided, however, that (A) any such inspections and investigations shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets, (B) Sellers shall not be required to take any action which would constitute a waiver of the attorney-client privilege, and (C) Sellers need not supply Buyer with any information which Sellers are under a legal or contractual obligation not to supply. Notwithstanding anything in this Section 6.2 to the contrary, Sellers will furnish or provide such access to Transferring Employee Records or access to other employee personnel records or medical information only to the extent not prohibited by law, regulatory process or subpoena unless specifically authorized by the affected employee, and Buyer shall not have the right to administer to any of Sellers' employees any skills, aptitudes, psychological profile, or other employment related test except that Buyer may administer such tests to Sellers' Non-Union Employees if specifically authorized by the affected employee.

                  (b) Each Party shall, and shall use its best efforts to cause its Representatives to, (i) keep all Proprietary Information of the other Party confidential and not to disclose or reveal any such Proprietary Information to any person other than such Party's Representatives and (ii) not use such Proprietary Information other than in connection with the consummation of the transactions contemplated hereby. After the Closing Date, any Proprietary Information to the extent related to the Purchased Assets shall no longer be subject to the restrictions set forth herein. The obligations of the Parties under this Section 6.2(b) shall be in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and the closing of the transactions contemplated by this Agreement.

                  (c) For a period of seven (7) years after the Closing Date (or such longer period as may be required by applicable law or Section 6.8(f)), each Party and its Representatives shall have reasonable access to all of the books and records of the Purchased Assets, including all Transferring Employee Records in the possession of the other Party to the extent that such access may reasonably be required by such Party in connection with the

Assumed Liabilities or the Excluded Liabilities, or other matters relating to or affected by the operation of the Purchased Assets. Such access shall be afforded by the Party in possession of any such books and records upon receipt of reasonable advance written notice and during normal business hours. The Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it or the other Party with respect to such access pursuant to this Section 6.2(c). If the Party in possession of such books and records shall desire to dispose of any books and records upon or prior to the expiration of such seven-year period (or any such longer period), such Party shall, prior to such disposition, give the other Party a reasonable opportunity at such other Party's reasonable expense, to segregate and remove such books and records as such other Party may select.

                  (d) Notwithstanding the terms of Section 6.2(b) above, the Parties agree that prior to the Closing Buyer may reveal or disclose Proprietary Information to any other Persons in connection with Buyer's financing of its purchase of the Purchased Assets or any equity participation in Buyer's purchase of the Purchased Assets (provided that such Persons agree in writing to maintain the confidentiality of the Proprietary Information in accordance with this Agreement).

                  (e) Upon the other Party's prior written approval (which will not be unreasonably withheld or delayed), either Party may provide Proprietary Information of the other Party to the NJBPU, NYPSC, PaPUC, SEC, NRC, FERC or any other Governmental Authority with jurisdiction or any stock exchange, as may be necessary to obtain Sellers' Required Regulatory Approvals, or Buyer Required Regulatory Approvals, respectively, or to comply generally with any relevant law or regulation. The disclosing Party will seek confidential treatment for the Proprietary Information provided to any Governmental Authority and the disclosing Party will notify the other Party as far in advance as is practicable of its intention to release to any Governmental Authority any Proprietary Information.

                  (f) Except  as   specifically   provided  herein  or  in  the
Confidentiality Agreement, nothing in this Section shall impair or modify any of the rights or obligations of Buyer or its Affiliates under the Confidentiality Agreement, all of which remain in effect until termination of such agreement in accordance with its terms.

                  (g) Except  as  may  be  permitted  in  the   Confidentiality
Agreement, Buyer agrees that, prior to the Closing Date, it will not contact any vendors, suppliers, employees, or other contracting parties of Sellers or their Affiliates with respect to any aspect of the Purchased Assets or the transactions contemplated hereby, without the prior written consent of Sellers, which consent shall not be unreasonably withheld.

                  (h) (i) Buyer shall be entitled to inspect, in accordance with this Section 6.2(h), all of the Purchased Assets located adjacent to any Point of Interconnection (as defined in the Interconnection Agreement), as shown in Schedule A to the Interconnection Agreement, to verify and/or determine the accuracy of the data, drawings, and records described in such Schedule. The Parties shall cooperate to schedule Buyer's Inspection at the Plant so that any interference with the operation of the Plant is minimized, to the extent reasonably feasible, and so that Buyer may complete its Inspections of the Plant within thirty (30) working days of commencement of Inspections and within two
(2) months after the execution of this Agreement.

                      (ii) Sellers shall provide, or shall cause to be provided, to Buyer, access to the Plant at the times scheduled for the Inspections referred to in clause (i) above. Sellers shall provide qualified engineering, operations, and maintenance personnel to escort Buyer's personnel and to assist Buyer's personnel in conducting the Inspections. Sellers and Buyer shall each bear their own costs of participating in the Inspections. At a mutually convenient time not more than one (1) month after Buyer has completed its Inspections, the Parties shall meet to discuss whether, as a result of the Inspections, it is appropriate to modify Schedule A to the Interconnection Agreement to portray more accurately the Points of Interconnection. Any modification to any portion of Schedule A of the Interconnection Agreement to which the Parties agree shall thereafter be deemed part of Schedule A of the Interconnection Agreement for all purposes under the Interconnection Agreement.

                  (i) Between the date  hereof and the  Closing  Date,  Sellers shall, permit Buyer or Buyer's Representatives upon Buyer's request and at Buyer's sole cost and expense to perform additional environmental testing on the Site ("Buyer's Environmental Inspection") at reasonable times and upon reasonable notice to Sellers. The general nature and scope of the initial Buyer's Environmental Inspection is set forth on

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


Schedule 6.2(i). Buyer may, subject to Sellers' consent, which consent shall not be unreasonably withheld, conduct further Inspections if, based on the results of the initial Buyer's Environmental Inspection, such further Inspection is reasonably warranted. Buyer agrees to comply, and cause its Representatives to comply, with all safety and security policies adopted by Sellers relating to the Purchased Assets. All environmental testing performed by Buyer or Buyer's Representatives on the Site shall be performed in accordance with all applicable NRC and other legal or regulatory requirements of Governmental Authorities and in any event shall not unreasonably interfere with the operation of the Plant or the Purchased Assets.

         6.3 Public Statements. Subject to the requirements imposed by any applicable law or any Governmental Authority or stock exchange, prior to the Closing Date, no press release or other public announcement or public statement or comment in response to any inquiry relating to the transactions contemplated by this Agreement shall be issued or made by any Party without the prior approval of the other Parties (which approval shall not be unreasonably withheld). The Parties agree to cooperate in preparing such announcements.

         6.4 Expenses. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses. Notwithstanding anything to the contrary herein, Buyer will be responsible for (a) all costs and expenses associated with the obtaining of any title insurance policy and all endorsements thereto that Buyer elects to obtain and (b) all filing fees under the HSR Act.

         6.5  Further Assurances

                  (a) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall use its Commercially Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase and sale of the Purchased Assets pursuant to this Agreement and the assumption of the Assumed Liabilities, including without limitation using its best efforts to ensure satisfaction of the conditions precedent to each Party's obligations hereunder, including obtaining all necessary

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


consents,  approvals,  and  authorizations  of third  parties  and  Governmental
Authorities required to be obtained in order to consummate the transactions hereunder, and to effectuate a transfer of the Transferable Permits to Buyer. Buyer agrees to perform all conditions required of Buyer in connection with Sellers' Required Regulatory Approvals, other than those conditions which would create a Buyer Material Adverse Effect. None of the Parties hereto shall, without prior written consent of the other Party, take or fail to take any action, which might reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.

                  (b) Buyer agrees that prior to the Closing Date, neither Buyer nor any of its Affiliates will enter into any other contract to acquire, nor acquire, electric generation facilities located in the control area recognized by the North American Reliability Council as the PJM Control Area if the proposed acquisition of such additional electric generation facilities might reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement; provided, however, that the foregoing shall not prohibit Buyer or any of its Affiliates either from acquiring or agreeing to acquire an ownership interest in the Peach Bottom Nuclear Generating Station from Conectiv, Inc. or adding generating capacity to their present generating facilities. Buyer shall give Sellers reasonable advance notice (and in any event not less than ten (10) days) before Buyer enters into any contract to acquire or acquires any electric generation facility located in said PJM Control Area.

                  (c) In the event that any Purchased Asset shall not have been conveyed to Buyer at the Closing, Sellers shall, subject to Section 6.5(d) and
(e), use Commercially Reasonable Efforts to convey such asset to Buyer as promptly as is practicable after the Closing. In the event that any Easement shall not have been granted by Buyer to Sellers at the Closing, Buyer shall use Commercially Reasonable Efforts to grant such Easement to Sellers as promptly as is practicable after the Closing.

                  (d) To the extent that Sellers' rights under any Sellers' Agreement or Real Property Lease may not be assigned without the consent of another Person which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful.

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


Sellers and Buyer agree that if any consent to an assignment of any material Sellers' Agreement or Real Property Lease shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the material Sellers' Agreement or Real Property Lease in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Sellers, at Buyer's option and to the maximum extent permitted by law and such material Sellers' Agreement or Real Property Lease, shall, after the Closing Date, appoint Buyer to be Sellers' agent with respect to such material Sellers' Agreement or Real Property Lease, or, to the maximum extent permitted by law and such material Sellers' Agreement or Real Property Lease, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations of such material Sellers' Agreement or Real Property Lease as Buyer may reasonably request. Sellers and Buyer shall cooperate and shall each use Commercially Reasonable Efforts prior to and after the Closing Date to obtain an assignment of such material Sellers' Agreement or Real Property Lease to Buyer.

                  (e) To the extent that Sellers' rights under any warranty or guaranty described in Section 2.1(i) may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign same, if an attempted assignment would constitute a breach thereof, or be unlawful. Sellers and Buyer agree that if any consent to an assignment of any such warranty or guaranty shall not be obtained, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty or guaranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Sellers, at Buyer's expense, shall use Commercially Reasonable Efforts, to the extent permitted by law and such warranty or guaranty, to enforce such warranty or guaranty for the benefit of Buyer so as to provide Buyer to the maximum extent possible with the benefits and obligations of such warranty or guaranty.

         6.6      Consents and Approvals.

                  (a) As promptly as practicable after the date of this Agreement, Sellers and Buyer, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations

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


promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall use their respective best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Buyer will pay all filing fees under the HSR Act but each Party will bear its own costs of the preparation of any filing.

                  (b) As promptly as practicable after the date of this Agreement and following receipt of any requisite determinations by other Governmental Authorities which are a precondition thereto, Buyer shall file with the FERC an application requesting Exempt Wholesale Generator status for Buyer, which filing may be made individually or in conjunction with other filings to be made with the FERC under this Agreement, as reasonably determined by the Parties. Prior to Buyer's submission of that application with the FERC, Buyer shall submit such application to Sellers for review and comment and Buyer shall incorporate into the application any revisions reasonably requested by Sellers. Buyer shall be solely responsible for the cost of preparing and filing this application, any petition(s) for rehearing, or any re-application. If Buyer's initial application for Exempt Wholesale Generator status is rejected by the FERC, Buyer agrees to petition the FERC for rehearing and/or to re-submit an application with the FERC, as reasonably required by Sellers, provided that in either case the action directed by Sellers does not create a Buyer Material Adverse Effect.

                  (c) As promptly as practicable after the date of this Agreement, Buyer shall file with the FERC pursuant to Section 205 of the Federal Power Act a notification of change in status concerning its market-based rate authority by which Buyer shall notify the FERC of the change in status associated with its purchase of the Plant's additional generating capacity and request the FERC to confirm that such change in status will not affect Buyer's authority to engage in market-based rate wholesale power sale transactions, which filing may be made individually by Buyer or jointly with Sellers in conjunction with other filings to be made with the FERC under this Agreement, as reasonably determined by the Parties. Prior to the filing of that application with the FERC, Buyer shall submit such application to Sellers for review and comment and Buyer shall incorporate into the application any revisions reasonably requested by Sellers. Buyer shall be solely responsible for the cost of preparing and filing this application, any petition(s)

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


for rehearing, or any reapplication. If Buyer's filing results in a FERC request for additional information or is rejected by the FERC, Buyer shall provide that information promptly, petition the FERC for rehearing and/or to re-submit the filing with the FERC, as reasonably required by Sellers, provided that Sellers shall have a reasonable opportunity to make changes to such a filing or re-submission and, provided further, that the action directed by Sellers does not create a Buyer Material Adverse Effect.

                  (d) As promptly as  practicable,  and in any case within sixty
(60) days after the date of this Agreement, Sellers and Buyer, as applicable, shall file with the NJBPU, the NYPSC, the FERC and any other Governmental Authority, and any other filings required to be made with respect to the transactions contemplated hereby. The Parties shall respond promptly to any requests for additional information made by such agencies, and use their respective best efforts to cause regulatory approval to be obtained at the earliest possible date after the date of filing. Each Party will bear its own costs of the preparation of any such filing.

                  (e) Without limitation of Section 10.11, Sellers and Buyer shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Sellers pursuant to such state and local Tax law.

                  (f) Buyer shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits and Environmental Permits (other than Transferable Permits) effective as of the Closing Date. Sellers shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of a Permit or Environmental Permit held by Sellers or the procurement of any other Permit or Environmental Permit when so requested by Buyer.

                  (g) As promptly as practicable after the date of this Agreement, Buyer and Sellers shall file with the NRC an application requesting consent under Section 184 of the Atomic Energy Act and 10 CFR ss.50.80 for the transfer of the Plant license from Sellers to Buyer, and any associated licenses, amendments or approvals. The Parties shall respond promptly to any requests for additional information made by the NRC and use their respective best efforts to cause regulatory approval to be

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


obtained at the earliest possible date after the date of filing. Each Party will bear its own costs of the preparation of any such filing.

                  (h) As promptly as practicable after the date of this Agreement, Sellers and Buyer, as applicable, shall file with the IRS the requests for private letter rulings described in Sections 7.1(m) and 7.2(j). The Parties shall respond promptly to any requests for additional information made by the IRS, and use their respective Commercially Reasonable Efforts to cause the private letter rulings to be obtained at the earliest possible date after the date of filing. Each of Sellers and Buyer shall cooperate with one another to secure the private letter rulings described in Sections 7.1(m) and 7.2(j) and each shall have the right to review in advance all information included in the requests for private letter rulings and supplemental submissions to the IRS. Each Party will bear its own costs of the preparation of such requests.

         6.7 Fees and Commissions. Sellers, on the one hand, and Buyer, on the other hand, represent and warrant to the other that, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transaction contemplated hereby by reason of any action taken by the Party making such representation. Sellers, on the one hand, and Buyer, on the other hand, will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by the indemnifying party.

         6.8      Tax Matters.

                  (a) All transfer and sales taxes incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, (a) New Jersey sales tax; and (b) the New Jersey realty transfer taxes on conveyances of interests in real property, shall be borne equally by Buyer and Sellers. Sellers shall file, to the extent required by, or permissible under, applicable law, all necessary Tax Returns and other documentation with respect to all such transfer and sales taxes, and, if required by applicable law, Buyer shall join in the execution of any such Tax Returns and other documentation. Prior to the Closing Date, to the extent applicable, Buyer shall provide to Sellers appropriate certificates of Tax exemption from each applicable taxing authority.

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


                  (b) With  respect to Taxes to be prorated in  accordance  with
Section 3.5 of this Agreement, Buyer shall prepare and timely file all Tax Returns required to be filed after the Closing Date with respect to the Purchased Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. Buyer's preparation of any such Tax Returns shall be subject to Sellers' approval, which approval shall not be unreasonably withheld. Buyer shall make such Tax Returns available for Sellers' review and approval no later than fifteen (15) Business Days prior to the due date for filing each such Tax Return.

                  (c) Within fifteen (15) Business Days after receipt of a Tax Return referred to in Section 6.8(b), Sellers shall pay to Buyer Sellers' share of the amount shown on such Tax Return, less payments on account of such Taxes previously made by Sellers. To the extent that Sellers' previous payments exceed Sellers' share, the Buyer shall pay such excess to Sellers. With respect to real estate taxes, evidence of payment shall be delivered by Sellers to Buyer at the Closing.

                  (d) Buyer and Sellers shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each shall retain and provide the requesting party with any records or information which may be relevant to such return, audit, examination or proceedings. Any information obtained pursuant to this Section 6.8(d) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the Parties hereto. Schedule 6.8 sets forth procedures to be followed with respect to the tax appeals and audits referred to therein.

                  (e) In the event that a dispute arises between Sellers and Buyer as to the amount of Taxes, or indemnification, or the amount of any allocation of Purchase Price under Section 3.4 hereof, the Parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate Party. If such dispute is not resolved thirty (30) days thereafter, the Parties shall submit the dispute to the Independent Accounting Firm for resolution, which resolution shall be final, conclusive and binding on the Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accounting Firm in

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


resolving the dispute shall be borne equally by Sellers and Buyer. Any payment required to be made as a result of the resolution of the dispute by the Independent Accounting Firm shall be made within ten days after such resolution, together with any interest determined by the Independent Accounting Firm to be appropriate.

                  (f) Buyer and Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees (to the extent such employees were responsible for the preparation, maintenance or interpretation of information and documents relevant to Tax matters or to the extent required as witnesses in any Tax proceedings), available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Buyer or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

         Buyer and Sellers further agree, upon request, to use Commercially Reasonable Efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         6.9 Advice of Changes. Prior to the Closing, each Party will promptly advise the other in writing with respect to any matter arising after execution of this Agreement of which that Party obtains Knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules hereto, or of any breach of any representation or warranty or of any other condition or circumstance that would excuse a Party of timely performance of its obligations hereunder. Sellers may at any time notify Buyer of any development causing a breach of any of their representations and warranties in Article IV. Unless Buyer has the right to terminate this Agreement pursuant to Section 9.1(e) below by reason of the developments and exercises

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


that right within the period of fifteen (15) days after such right accrues, the written notice pursuant to this Section 6.9 will be deemed to have amended this Agreement, including the appropriate Schedule, to have qualified the representations and warranties contained in Article IV above; provided, however, that no such change in Schedule 2.3(e) may be made without Buyer's consent. Sellers shall be entitled to amend, substitute or otherwise modify any Sellers' Agreement to the extent that such Sellers' Agreement expires by its terms prior to the Closing Date or is terminable without liability to Buyer on or after the Closing Date, or if the terms and conditions of such modified Sellers' Agreement constituting the Assumed Liabilities are on terms and conditions not less favorable to Buyer than the original Sellers' Agreement. Nothing contained herein shall relieve Sellers or Buyer of any breach of representation, warranty or covenant under this Agreement existing as of the date hereof or any subsequent date as of which such representation, warranty or covenant shall have been made.

         6.10     Employees.

                  (a) At least ninety (90) days prior to the Closing Date, Buyer shall provide Sellers with notice of its Union Employee staffing level requirements (which Buyer may determine in its sole discretion), listed by classification and operation, and shall offer employment to that number of Union Employees necessary to satisfy such staffing level requirements. As used herein, "Union Employees" means such employees of Sellers who are covered by the Collective Bargaining Agreement as defined in Section 6.10(d) below, and who are listed in, or whose employment responsibilities are listed in, Schedule 6.10(a)(i) as "Plant Employees" or as "Dedicated Support Staff" as associated with the Plant.

                  (b) As used herein, "Non-Union Employees" means such salaried employees of Sellers who are listed in, or whose employment responsibilities are listed in, Schedule 6.10(b) as "Plant Employees" or "GPUN Parsippany Support Staff". At least ninety (90) days prior to the Closing Date, Buyer shall provide Sellers with notice of their staffing level requirements (which Buyer may determine in its sole discretion), listed by classification and operation, for those employees who are listed in, or whose employment responsibilities are listed in, Schedule 6.10(b) as Plant Employees, and Buyer shall offer employment to that number of such employees necessary to satisfy such staffing level requirements. Buyer shall also have the opportunity to interview and make offers of employment to such

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


of the employees listed in, or whose employment  responsibilities are listed in,
Schedule 6.10(b) as GPUN Parsippany Support Staff, as Buyer determines in its discretion. Each person who becomes employed by Buyer or any of its Affiliates as a result of an offer of employment made pursuant to Section 6.10(a) or this
Section 6.10(b) shall be referred to herein as a "Transferred Union Employee" or "Transferred Non-Union Employee", respectively.

                  (c) All offers of employment made pursuant to Sections 6.10(a) or (b) shall be made in accordance with all applicable laws and regulations, and in addition, for Union Employees, in accordance with seniority and all other applicable provisions of the Collective Bargaining Agreement. Each of Sellers agrees that it will not, during the period from January 1, 2000 to the Closing Date, terminate the employment of any Union Employee, or any Non-Union Employee who is listed in, or whose employment responsibilities are listed in, Schedule 6.10(b), for any reason except for cause, without the prior written consent of Buyer.

                  (d) Schedule 6.10(d) sets forth the collective bargaining agreement, the Agreement Resulting from the Sale of Oyster Creek Nuclear Generating Station dated July 13, 1999, and amendments thereto, to which Sellers are a party with the System Council and/or with IBEW Local 1289 in connection with the Purchased Assets ("Collective Bargaining Agreement"). Transferred Union Employees shall retain their seniority and receive full credit for service with Sellers in connection with entitlement to vacation and all other benefits and rights under the Collective Bargaining Agreement and under each compensation, retirement or other employee benefit plan or program Buyer is required to maintain for Transferred Union Employees pursuant to the Collective Bargaining Agreement. For purposes of Buyer's pension plan, the service credit so given shall be for purposes of eligibility and vesting, but shall not be for purposes of level of benefits and benefit accrual except to the extent Buyer Benefit Plan provides otherwise. With respect to Transferred Union Employees, effective as of the Closing Date, Buyer shall assume the Collective Bargaining Agreement for the duration of its term as it relates to Transferred Union Employees to be employed at the Plant in positions covered by the Collective Bargaining Agreement and shall thereafter comply with all applicable obligations under the Collective Bargaining Agreement. Consistent with its obligations under the Collective Bargaining Agreement and applicable laws, Buyer shall be required to establish and maintain a pension plan and other

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


employee benefit programs for the Transferred Union Employees for the duration of the term of the Collective Bargaining Agreement which are substantially equivalent to Sellers' plans and programs in effect for the Transferred Union Employees immediately prior to the Closing Date (the "Sellers' Plans"), and which provide at least the same level of benefits or coverage as do Sellers' Plans for the duration of the Collective Bargaining Agreement. Buyer further agrees to recognize IBEW Local 1289 as the collective bargaining agent for the Transferred Union Employees.

                  (e) In connection with the welfare benefit plans that Buyer or its Affiliates will provide for the Transferred Non-Union Employees pursuant to Sections 6.10(d) and 6.10(f) (the "Replacement Welfare Plans"), Buyer shall (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to the Transferred Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the welfare plans maintained by Sellers or their Affiliates and that have not been satisfied as of the Closing Date, and (ii) provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years).

                  (f) As of the Closing Date, Buyer shall adopt employee benefit plans that will provide the Transferred Non-Union Employees with benefits or coverage substantially similar to the benefits or coverage provided under Sellers' plans and programs in effect for the Transferred Non-Union Employees immediately prior to the Closing Date ("Buyer's Benefit Plans"). Under each of the Buyer's Benefit Plans, the Transferred Non-Union Employees shall be given credit for all of their service with GPUN and its Affiliates. The service credit so given shall be for purposes of eligibility and vesting, but shall not be for purposes of level of benefits and benefit accrual except to the extent that the Buyer Benefit Plans otherwise provide.

                  (g) To the extent allowable by law, Buyer shall take any and all necessary action to cause the trustee of any defined contribution plan of Buyer or its Affiliates in which any Transferred Employee becomes a participant to accept a direct "rollover" of all or a portion of said employee's "eligible rollover distribution" within the meaning of section 402 of the

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


Code from the GPU Companies Employee Savings Plan for Non-Bargaining Employees or from the GPU Companies Employee Savings Plan for Employees represented by the System Council or by IBEW Local 1289 if requested to do so by the Transferred Employee.

                  (h) (1) Buyer shall provide the severance benefits described in Section 1 of Schedule 6.10(h) to (x) each Transferred Employee whose employment with Buyer is "Involuntarily Terminated" (as that term is defined below) at any time within 24 months after the Closing Date, and (y) each Transferred Non-Union Employee who has attained age 50 and completed at least 10 years of "Creditable Service" (as that term is defined below) prior to the Closing Date and whose employment with Buyer is Involuntarily Terminated on or at any time prior to December 31, 2004. Subject to the limitations and conditions described below, Seller will reimburse Buyer for all of the costs it incurs in providing such severance benefits.

         (2) Sellers shall cause the "bridged" pension benefits and the "bridged" and retiree welfare benefits described in Sections 2(c) and (d) of
Schedule 6.10(h) to be provided under the appropriate plans maintained by Sellers and/or their Affiliates to each Transferred Non-Union Employee who (i) has attained age 50 and completed at least 10 years of Creditable Service before the Closing Date, and is Involuntarily Terminated by Buyer on or prior to December 31, 2004 and before he or she has attained age 55, or (ii) is Involuntarily Terminated by Buyer at any time within 24 months after the Closing Date and before he or she has attained age 55, and has attained age 50 and completed at least 10 years of Total Creditable Service (as defined below) as of the date on which he or she is Involuntarily Terminated, and (iii) has executed a release as described in Section 1(g) of Schedule 6.10(h).

         (3) Sellers shall cause the severance and other  benefits  described in
Section 2(a) or 2(b) of Schedule 6.10(h), as applicable, to be provided to each Union Employee and Non-Union Employee (i) who does not receive an offer of employment from Buyer and (ii) whose employment with JCP&L or GPUN is Involuntarily Terminated at any time prior to the end of the third calendar month following the Closing Date.

         (4) Sellers shall not be obligated to reimburse Buyer for any amount pursuant to paragraph (1) above, to the extent that such amount, when added to the sum of (i) all reimbursement payments previously made by Sellers to Buyer under Section

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


6.10(h), plus (ii) the aggregate estimated cost that Sellers have incurred or may incur in the future in providing the benefits described in paragraphs (2) and (3) above to the Union Employees and Non-Union Employees therein referred to, as determined in accordance with paragraph (6) below, does not exceed $30 million.

         (5) The following will not be included in determining the amount to be applied against the $30 million limitation on Sellers' reimbursement obligation provided for in paragraph (4) above: (i) any benefits provided by Buyer or by GPUN to any Non-Union Employees who are listed in, or whose employment responsibilities are listed in, Schedule 6.10(b) as "GPUN Parsippany Support Staff"; (ii) any benefits provided by Buyer or Sellers to any Union Employee or Non-Union Employee whose employment is Involuntarily Terminated at any time after the second anniversary of the Closing Date; (iii) any "bridged" pension benefits and any "bridged" and retiree welfare benefits provided by Sellers to any Transferred Non-Union Employee at any time after the second anniversary of the Closing Date; and (iv) any benefits provided by Sellers to any Union
Employee or Non-Union Employee whose employment with JCP&L or GPUN is Involuntarily Terminated at any time prior to January 1, 2000.

         (6) As of the date of any reimbursement request made by Buyer pursuant to paragraph (9) below, the aggregate estimated cost that Sellers and their Affiliates have incurred, or may incur in the future, in providing the benefits described in paragraphs (2) and (3) above to the Union Employees and Non-Union Employees described therein whose employment with Buyer or Sellers has been Involuntarily Terminated on or prior to the date of such reimbursement request, shall be determined as of the date of each such employee's termination of employment, and shall be calculated by the actuarial factors regularly engaged to provide actuarial services to the GPU Companies with respect to their pension, health care and severance plans. Such cost shall be determined using the same assumptions as to mortality, turnover, interest rate and other actuarial assumption as used by such actuarial firm in determining the cost of benefits under the GPU Companies' pension, health care and severance plans for purposes of their most recently issued financial statements prior to the Closing Date. In the case of the "bridged" pension benefits described in Section 2(c) of
Schedule 6.10(h), the estimated cost of providing such benefits shall be the amount equal to the excess of (A) the actuarial present value of the pension payable to the employee under the applicable Sellers' pension plan starting at age 55, using the plan's early

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


         (7) retirement reduction factors to determine the employee's pension amount, over (B) the actuarial present value of the pension that otherwise would be so payable to the employee, using the plan's full actuarial reduction factors to determine the employee's pension amount; and in each such case, the employee's pension amount shall be determined by taking into account only the employee's periods of service and pay with Sellers and their Affiliates. Sellers shall furnish Buyer with copies of all cost estimates made by Seller's actuarial firm pursuant to this paragraph (6)

         (8) For purposes of this Section 6.10(h) and Schedule 6.10(h), an employee shall be treated as being "Involuntarily Terminated" from Buyer, JCP&L, or GPUN, if his or her employment with Buyer and all of its Affiliates, or with JCP&L or GPUN and all of their Affiliates, is terminated by Buyer or any of its Affiliates, or by JCP&L or GPUN or any of their Affiliates, for any reason other than for cause or disability. A Union Employee or Non-Union Employee who receives an offer of employment from Buyer prior to the Closing Date and who fails to accept such offer and who is thereafter terminated by JCP&L or GPUN shall not be treated as "Involuntarily Terminated".

         (9) For purposes of this Section 6.10(h) and Schedule 6.10(h), (i) an employee's years of "Creditable Service" shall be determined in accordance with the definition of such term contained in the GPU Companies Employee Pension Plan in the case of any Non-Union Employee, or contained in the GPU Companies Plan for Retirement Annuities for Employees Represented by IBEW System Council U-3 in the case of any Union Employee, and (ii) an employee's "Total Creditable Service" shall mean the sum of his Creditable Service, plus all periods of his or her employment with Buyer and its Affiliates.

         (10) From time to time after the Closing Date (but no more frequently than at 3-month intervals) Buyer may request reimbursement hereunder by furnishing Sellers with a written statement setting forth the following information:

                  (i) the name of each Transferred Employee whose employment with Buyer has been Involuntarily Terminated,

                  (ii) the date of such employee's termination of employment with Buyer,

                  (iii) the total amount of costs actually incurred by Buyer in providing each of the benefits described in



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


             Sections 1(a) through (f) of Schedule 6.10(h) to such employee since the date of his or her termination of employment, and

                  (iv)  the   portion  of  the  costs  so   incurred   remaining
             unreimbursed as of the date of Buyer's reimbursement request.

The Buyer's reimbursement request with respect to any Transferred Employee shall be accompanied by a copy of the release executed by such employee as required under Section 1(g) of Schedule 6.10(h), if one has not previously been furnished to Sellers. Within 30 days after receipt of a request for reimbursement from Buyer, Sellers shall pay to Buyer the total amount of the unreimbursed costs shown on the written statement furnished by Buyer in connection with such request, subject to the limitation set forth in paragraph (4).

         (10) Notwithstanding any other provision herein, Sellers' obligation to make payments with respect to any cost reimbursements requested by Buyer hereunder shall be subject to Sellers' receipt of such substantiation of the costs incurred by Buyer as Sellers may reasonably request in writing.

                  (i) Sellers shall be responsible, with respect to the Purchased Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of their employees of any "employment loss" within the meaning of the WARN Act which occurs prior to the Closing Date.

                  (j) Sellers shall be responsible for extending COBRA continuation coverage to any employees and former employees of JCP&L or GPUN, or to any qualified beneficiaries of such employees and former employees, who become or became entitled to COBRA continuation coverage before the Closing, including those for whom the Closing occurs during their COBRA election period. Buyer shall be responsible for providing COBRA continuation coverage to all Transferred Employees and qualified beneficiaries of such employees who become entitled to such COBRA continuation coverage on or after the Closing Date.

                  (k)      (i)  Sellers or their Affiliates shall pay to all
Transferred   Employees   all   compensation,   bonus,   vacation   and  holiday
compensation, pension, profit sharing and other deferred compensation benefits, workers' compensation, or other



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


employment benefits to which they are entitled under the terms of the applicable compensation or benefit programs at such times as are provided therein.

                           (ii) Under the sick leave program Buyer will maintain
for Transferred Union Employees pursuant to its obligations under Section 6.10(d), (A) each Transferred Union Employee who was hired by JCP&L before December 31, 1994 shall be credited with the number of accumulated unused sick leave days standing to the employee's credit under JCP&L's sick leave program for Union Employees as of the Closing Date (the employee's "Carried-Over Sick Days"), and (B) each such employee who has completed at least 15 "Years of Service" as defined in Section 1(b) of Schedule 6.10(h) shall be entitled to receive from Buyer, upon his or her termination of employment with Buyer and its Affiliates for any reason other than for cause, a lump-sum payment in an amount determined by multiplying the number of the employee's Carried-Over Sick Days remaining unused at the date of such termination of his or her employment, by 75% of the daily rate of base pay in effect for the employee immediately prior to such termination of his or her employment.

                           (iii)    The Purchase Price shall be decreased by an
amount equal to the estimated cost of the payments Buyer is required to make hereunder with respect to the Transferred Union Employees' Carried-Over Sick Days. In the case of each such Transferred Union Employee who has not completed at least 15 Years of Service as of the Closing Date, such estimated cost shall be calculated by the actuarial firm regularly engaged to provide actuarial services to the GPU Companies with respect to their pension, health care and life insurance plans, and shall be determined as of the Closing Date using the same assumptions as to interest rate and as to mortality, turnover, and other actuarial factors as used by such firm in determining the cost of benefits under the GPU Companies' plans for purposes of their most recently issued financial statements prior to the Closing Date; provided, however, that base pay rates in effect for the Transferred Union Employees immediately prior to the Closing Date shall be used to value the Buyer's payment obligation hereunder. In the case of each such Transferred Union Employee who has completed at least 15 Years of Service as of the Closing Date, such estimated cost shall be the amount determined by multiplying (A) the number of the employee's Carried-Over Sick Days by (B) 75% of the daily rate of base pay in effect for the employee immediately prior to the Closing Date.

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


                  (l) Individuals who are otherwise "Union Employees" as defined in Section 6.10(a) or "Non-Union Employees" as defined in Section 6.10(b) but who on any date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act ("FMLA"), or due to any other authorized leave of absence, shall nevertheless be treated as "Union Employees" or as "Non-Union Employees", as the case may be, on such date if they are able (i) to return to work within the protected period under the FMLA or such other leave (which in any event shall not extend more than twelve (12) weeks after the Closing Date), whichever is applicable, and (ii) to perform the essential functions of their jobs, with or without a reasonable accommodation.

                  (m) To the extent permitted by applicable law, all Transferred Employee Records shall be delivered promptly after the Closing Date to Buyer.

                  (n) Sellers shall provide documentation, affidavits and any other information reasonably requested in support of Buyer's application for "successor employer" status for purposes of the New Jersey Unemployment, New Jersey Disability Insurance and FICA and FUTA taxes.

         6.11     Risk of Loss.

                  (a) From the date hereof through the Closing Date, all risk of loss or damage to the property included in the Purchased Assets shall be borne by Sellers; provided, however, that except for services provided by the Reciprocal Services Agreement, any such loss or damage directly caused by the negligence or willful misconduct of Buyer or any Buyer Representative shall be the responsibility of Buyer.

                  (b) If, before the Closing Date, all or any portion of the Purchased Assets is (i) taken by eminent domain or is the subject of a pending or (to the Knowledge of Sellers) contemplated taking which has not been consummated, or (ii) damaged or destroyed by fire or other casualty, Sellers shall notify Buyer promptly in writing of such fact, and (x) in the case of a condemnation, Sellers shall assign or pay, as the case may be, any proceeds thereof to Buyer at the Closing and (y) in the case of a casualty, Sellers shall either restore the damage or assign the insurance proceeds therefor (and pay the amount of any deductible and/or self-insured amount in respect of such casualty) to Buyer at the Closing. Notwithstanding the above, if such casualty or loss results in a Material Adverse Effect, Buyer and Sellers shall negotiate to settle the loss resulting

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


from such taking (and such negotiation shall include, without limitation, the negotiation of a fair and equitable adjustment to the Purchase Price). If no such settlement is reached within sixty (60) days after Sellers have notified Buyer of such casualty or loss, then Buyer or Sellers may terminate this Agreement pursuant to Section 9.1(h). In the event of damage or destruction which Sellers elect to restore, Sellers will have the right to postpone the Closing for up to ninety (90) days. Buyer will have the right to inspect and observe, or have its Representatives inspect or observe, all repairs necessitated by any such damage or destruction.

         6.12     Decommissioning Trust Funds.

         [Intentionally Omitted]

         6.13 Spent Fuel Fees. Between the date hereof and the Closing Date, and at all times thereafter, Sellers will pay all Spent Fuel Fees and any other fees associated with electricity generated at the Plant sold prior to the Closing Date, and Buyer shall have no liability or responsibility therefor. Buyer shall pay and discharge all fees and expenses associated with the nuclear fuel consumed in the Plant and associated with electricity generated and sold from and after the Closing Date, and Sellers shall have no liability or responsibility therefor. Buyer shall assume title to, and responsibility for the storage and disposal of, the spent nuclear fuel in the Plant as of the Closing Date. Sellers shall assign to Buyer the DOE Standard Spent Fuel Disposal Contract and shall provide the required notice to DOE within ninety (90) days of transfer of title to spent fuel.

         6.14 Department of Energy Decontamination and Decommissioning Fees. Sellers will continue to pay all Department of Energy Decontamination and Decommissioning Fees relating to nuclear fuel purchased and consumed at the Plant prior to the Closing Date, including but not limited to all annual Special Assessment invoices to be issued after the Closing Date by the Department of Energy, as contemplated by its regulations at 10 CFR Part 766 implementing Sections 1801, 1802, and 1803 of the Atomic Energy Act.

         6.15 Additional Covenants of Buyer. Notwithstanding any other provision hereof, Buyer covenants and agrees that, after the Closing Date, Buyer will not make any modifications to the facilities financed by the Pollution Control Revenue Bonds (the "Pollution Control Facilities") or take any action which, in and

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


of itself, results in a loss of the exclusion of interest on the Pollution Control Revenue Bonds issued on behalf of JCP&L in connection with the Purchased Assets from gross income for federal income purposes under section 103 of the Code. Actions with respect to the Pollution Control Facilities shall not constitute a breach by the Buyer of this Section 6.15 in the following circumstances: (i) Buyer ceases to use or decommissions any of the Purchased Assets or subsequently repowers such Purchased Assets that are no longer used or decommissioned (but does not hold such Purchased Assets for sale); (ii) Buyer acts with respect to the Purchased Assets in order to comply with requirements under applicable federal, state or local environmental or other laws or regulations; (iii) Buyer transfers an ownership interest in the Purchased Assets; or (iv) Buyer acts in a manner the Sellers (i.e. a reasonable private provider of electricity of similar stature as JCP&L) would have acted during the term of the Pollution Control Revenue Bonds (including, but not limited to, applying new technology). In the event Buyer acts or anticipates acting in a manner that will cause a loss of the exclusion of interest on the Pollution Control Revenue Bonds from gross income for federal income tax purposes, at the request of Buyer, Sellers shall take any remedial actions permitted under the federal income tax law that would prevent a loss of such inclusion of interest from gross income on the Pollution Control Revenue Bonds. Buyer further covenants and agrees that, in the event that Buyer transfers any of the Purchased Assets or an ownership interest therein, Buyer shall obtain from its transferee a covenant and agreement that is analogous to Buyer's covenant and agreement pursuant to the immediately preceding sentence, as well as a covenant and agreement that is analogous to that of this sentence. In addition, Buyer shall not, without 60 days advance written notice to Sellers (to the extent practicable under the circumstances), take any action which would result in (x) a change in the use of the assets financed with the Pollution Revenue Control Bonds from the use in which such assets were originally intended, or (y) a sale of such assets separate from the generating assets to which they relate provided that no notice is required of the events set forth in clauses (i),(ii), or (iii) above. This covenant shall survive the Closing and shall continue in effect so long as the Pollution Control Revenue Bonds remain outstanding.

         6.16 Cooperation Relating to Insurance and Price-Anderson Act. Sellers shall cooperate with Buyer's efforts to ensure continuity of insurance coverage and to obtain or, to the extent practicable, effect (but subject to the provisions of Section

2.2(j)) the transfer of insurance, including, insurance required under the Price-Anderson Act with respect to the Purchased Assets. In addition, Sellers agree to use reasonable efforts to assist Buyer in making any claims against pre-Closing insurance policies of Sellers that may provide coverage related to Assumed Liabilities. Buyer agrees that it will indemnify Sellers for their reasonable out of pocket expenses incurred in providing such assistance and cooperation.

         6.17     Refueling.

                  (a) Schedule 6.17 sets forth the plan, scope, milestones and budget (the "Outage Plan") for the Plant's 18R Refueling Outage (the "18R Outage"). The Parties agree that any proposed change in the Outage Plan may only be made in accordance with the procedures set forth in the Outage Plan. Notwithstanding the foregoing, however, except as otherwise expressly provided in the Outage Plan, no such change shall be made in the Outage Plan if such change would be a "Material Change" as defined in the Outage Plan.

                  (b) Irrespective of when the Closing Date occurs, Sellers shall be solely responsible for the funding of the Outage Costs as incurred from time to time and Buyer hereby agrees to reimburse Sellers for payment of the "Relevant Percentage" of any Outage Costs (whether incurred prior to or after the Closing Date); provided, however, that Sellers shall have no liability or obligation to fund, and Buyer have no liability or obligation to reimburse Sellers for, any Outage Costs incurred in excess of the amount of the Outage Cost Cap. Buyer and Sellers agree that the Party which is the owner of the Plant at the start of the 18R Outage shall be solely responsible for the payment of any Outage Costs incurred in excess of the Outage Cost Cap, and that the other Party shall have no responsibility or obligation therefor. For purposes hereof, the "Relevant Percentage" shall mean (i) if the Closing occurs prior to the commencement of the 18R Outage, one hundred percent (100%), and (ii) if the Closing occurs after completion of the 18R Outage, sixty percent (60%); provided, however, that if the Closing occurs after the completion of the 18R Outage, then the Total CV required for the Decommissioning Trust Funds and the aggregate Cash Value required for the assets of the Seller Nonqualified
Decommissioning Trust Fund as of the Closing Date pursuant to Section 6.12 hereof shall be decreased by the product of (a) the Outage Costs and (b) forty percent (40%).

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


                  (c) All Outage Costs shall be budgeted, tracked and reported in accordance with procedures established by the Parties and set forth in the Outage Plan.

                  (d) Buyer hereby agrees to reimburse Sellers for all Outage Costs funded by Sellers (but in no event in excess of Outage Cost Cap) in nine equal annual installments (but without interest) beginning on the first anniversary date of the Closing Date.

                  (e) The Reciprocal Services Agreement will provide, among other things, for Buyer's direct participation in the planning, organization, support and coordination of the 18R Outage and for the costs thereof to be included in the Outage Costs to be reimbursed by Buyer, but only if the Closing occurs.

         6.18     ISRA Compliance.

         (a) As promptly as practicable following the date hereof, the Parties shall jointly prepare and submit to the NJDEP an application for a Letter of Non-Applicability ("LNA") or other appropriate exemption or limitation on the scope of ISRA review by the NJDEP with respect to the transactions contemplated hereby. The Parties shall cooperate and consult with each other in the preparation and submission of such application and shall jointly participate in any meetings with NJDEP representatives.

         (b) Pending action by the NJDEP on any such LNA or similar exemption request, Seller may prepare and file with the NJDEP a General Information Notice (as such term is defined in ISRA). In the event the NJDEP denies such application or issues a LNA or other exemption from ISRA not reasonably satisfactory to each of the Parties, then the Parties shall as promptly as practicable prepare and file with the NJDEP all such other information, forms and other documents and filings as may be necessary or appropriate to comply with ISRA and the requests of the NJDEP. During the period prior to the Closing, the Parties shall cooperate and consult with each other regarding requests made by the NJDEP and compliance with ISRA, including with respect to the negotiation of the terms and conditions of any required Remediation Agreement with the NJDEP.

         (c) The Parties acknowledge and agree that if the NJDEP does not issue a LNA or other ISRA exemption which is reasonably acceptable to each of the Parties, it will be necessary to enter

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



into one or more Remediation Agreements with the NJDEP in order to consummate the transactions contemplated hereby and comply with ISRA. Accordingly, each Party hereby agrees to negotiate in good faith and use Commercially Reasonable Efforts to enter into a Remediation Agreement with the NJDEP in order to comply with ISRA, including the provision of such financial assurance in support of such Party's obligations under any such Remediation Agreement; provided, however, that it is understood and agreed that neither Party shall be required to enter into any such Remediation Agreement unless the terms and conditions thereof, together with any related Site Investigation Report (as defined under ISRA and the regulations thereunder) and Remedial Action Work Plan (as defined under ISRA and the regulations thereunder), in each case as finally approved by the NJDEP (collectively, the "ISRA Remediation Program") are reasonably satisfactory to such Party.

         (d) The Parties hereby acknowledge and agree that their respective obligations and liabilities for Remediation required to comply with ISRA and the requirements of the NJDEP thereunder pursuant to any Remediation Agreements shall be as follows:

                  (1) Ssellers shall be liable for the Remediation of any Environmental Condition arising out of the matters disclosed in the Environmental Reports and for the matters set forth on Schedule 4.7, all of which are Excluded Liabilities hereunder, and with respect to their indemnification liability to Buyer as set forth in Article VIII hereof (subject, however, to the limitation on such indemnification as provided in Section 8.1(g) hereof), and Sellers shall be responsible for and shall indemnify Buyer pursuant to said Article VIII from and against any loss, claim, action, cost, damage and expense or liability resulting therefrom including any failure by Sellers to comply with their obligations under any Remediation Agreement or ISRA Remediation Program.

                  (2) Buyer shall be liable for the Remediation of the other Environmental Condition, all of which are Assumed Liabilities, and Buyer shall be responsible for and shall indemnify Sellers pursuant to Article VIII hereof, from and against any loss, claim, action, cost, damage and expense or liability resulting therefrom including any failure by Buyer to comply with its obligations under any Remediation Agreement or ISRA Remediation Program.

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         (a) If the NJDEP determines that ISRA is applicable to the transactions contemplated by this Agreement, the Parties shall as promptly as practicable conduct, and shall equally share the cost and expense of, a Preliminary Assessment and submit a Preliminary Assessment Report to the NJDEP.

         (b) Each Party shall bear its own costs and expenses incurred in connection with the actions (including without limitation the cost of Buyer's Environmental Inspection) they are required to take to comply with ISRA prior to Closing; provided, however, that the Parties shall equally share all costs and expenses of attorneys, environmental consultants, engineers and other consultants they may jointly retain to comply with ISRA. Any such third party consultants, counsel or engineers shall only be retained upon mutual agreement of the Parties.

         (c) In the event Sellers enter into a Remediation Agreement with the NJDEP, Buyer agrees to provide Sellers and their Representatives with such access to the Site (but consistent with Buyer's safety and security requirements and in a manner that does not unreasonably interfere with Plant operations), to related records and documents and further agrees to cooperate with Sellers and their Representatives from time to time following the Closing as may be necessary or appropriate in order for Sellers to fully and timely discharge their obligations to the NJDEP under the Remediation Agreement; provided, however, that Sellers shall reimburse Buyer for any significant expenses or costs which Buyer may be obligated to incur in connection with the foregoing.

         (d) Buyer and Sellers hereby agree that no environmental condition at the Site need be remediated to residential or unrestricted remediation standards (or other more stringent standard), but only to non-residential or restricted standards, or such other standards as NJDEP or other Governmental Authority approves (including the use of institutional and/or engineering controls, deed notices, natural remediation and biodegradation and classification exception areas), provided in all events that the use of any such standard, and the receipt of any no further action letter conditioned on such standard, does not actually materially interfere with Buyer's ability to operate on the Site as a nuclear power generation station.

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


         6.19 Future Interconnection Access. Buyer hereby acknowledges and confirms that JCP&L has advised Buyer that under a certain Purchase and Sale Agreement dated October 29, 1998 between JCP&L and Sithe, JCP&L has agreed to use commercially reasonable efforts as therein defined (consistent with the PJM Regional Transmission Expansion Protocol) to allow new generation capacity which Sithe may install at the Forked River Combustion Turbine site JCP&L is selling to Sithe to replace (by assignment or otherwise) Plant generation capacity (for PJM interconnection purposes) which JCP&L may decommission from time to time in order to minimize Sithe's interconnection costs for such new Forked River generation capacity. Buyer hereby undertakes and agrees that at such time as Buyer determines to decommission all or a portion of the Plant's capacity, at JCP&L's written request Buyer will enter into good faith negotiations with JCP&L if and to the extent it may be necessary or appropriate in order to enable JCP&L to discharge any such continuing obligation it may have to Sithe. It is understood and agreed, however, that the foregoing shall not impose any obligation or commitment on Buyer to sell, transfer, assign or otherwise dispose of any such interconnection rights to JCP&L or to any third party.

         6.20 SBO Service. JCP&L agrees that from and after the Closing Date it will provide or cause to be provided to Buyer SBO Service for the Plant as currently provided by the Forked River combustion turbines located on the adjacent Forked River site as and to the extent necessary to satisfy all applicable NRC requirements for the Plant and on such commercially reasonable terms and conditions as the Parties shall mutually agree.

         6.21 Easement Agreement JCP&L agree that it shall not consummate, or permit the consummation of, the sale, transfer or conveyance of the real property constituting the Forked River site adjacent to the Plant unless and until (i) the Easement Agreement is properly recorded in the land records of any relevant jurisdiction, and (ii) such Easement Agreement is in a form sufficient to operate the Plant substantially as currently operated and otherwise with terms and conditions reasonably satisfactory to Buyer, including, among others, the following:

         (a)      a term continuing through Decommissioning;

         (b) Buyer shall enjoy the easements and access rights granted pursuant thereto at no additional cost other than for



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


its portion of shared maintenance expenses related to its use of access roads and similar facilities that would customarily be shared;

         Buyer's authority to control activities within the "exclusion area" relating to the Plant, including the exclusion of personnel and property, to the extent necessary to comply with applicable NRC requirements; and

         Such other terms as are consistent with Good Utility Practice.

                                   ARTICLE VII

                                   CONDITIONS

         7.1 Conditions to Obligations of Buyer. The obligation of Buyer to effect the purchase of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Buyer) of the following conditions:

                  (a) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated;

                  (b) No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority which prohibits the consummation of the sale of the Purchased Assets;

                  (c) Buyer shall have received all of Buyer's Required Regulatory Approvals, and such approvals shall be in form and substance reasonably satisfactory (including no materially adverse conditions) to Buyer and either (i) final and not subject to further rights of review or appeal or
(ii) if not final and non-appealable, shall not be subject to any pending or overtly threatened appeal or request for review or reconsideration which, if adversely determined, would be reasonably expected to have (x) a Material Adverse Effect or (y) a material adverse effect on the Buyer or its members;

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


                  (d) Sellers shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Sellers on or prior to the Closing Date;

                  (e) The representations and warranties of Sellers set forth in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date unless otherwise specified herein to the contrary;

                  (f) Buyer shall have received certificates from an authorized officer of Sellers, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section 7.1(d) and (e) have been satisfied by Sellers;

                  (g) Buyer shall have received an opinion from Sellers' counsel reasonably acceptable to Buyer, dated the Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, substantially to the effect that:

                  (i) Each of Sellers is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver the Agreement and each Ancillary Agreement and to consummate the transactions contemplated thereby; and the execution and delivery of the Agreement by Sellers and the consummation of the sale of the Purchased Assets and the other transactions contemplated thereby have been duly and validly authorized by all necessary corporate action required on the part of Sellers;

                  (ii) The Agreement and each Ancillary Agreement have been duly and validly executed and delivered by Sellers and constitute legal, valid and binding agreements of Sellers enforceable in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether

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


         enforcement is considered in a proceeding at law or in equity);

                  (iii) The execution, delivery and performance of the Agreement and each Ancillary Agreement by Sellers do not (A) conflict with the Certificate of Incorporation or Bylaws of Sellers or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of Sellers;

                           (iv) The Bill of Sale, the deed, the Assignment and Assumption Agreement and other transfer instruments described in
         Section 3.6 have been duly executed and delivered and are in proper form to transfer to Buyer such title as was held by Sellers to the Purchased Assets; and

                           (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement by Sellers, or the consummation by Sellers of the transactions contemplated hereby, other than (i) such consents, approvals, filings or notices set forth in Schedule 4.3(b) each of which have been obtained or made or which, if not obtained or made, will not prevent Sellers from performing their material obligations hereunder and (ii) such consents, approvals, filings or notices which become applicable to Sellers or the Purchased Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

         In rendering the foregoing opinion, Sellers' counsel may rely on opinions of counsel as to local laws reasonably acceptable to Buyer.

                  (h) Sellers shall have delivered, or caused to be delivered, to Buyer at the Closing, Sellers' closing deliveries described in Section 3.6;

                  (i) Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;





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


                  (j) Buyer shall have received (at Buyer's cost) from a title insurance company and surveyor reasonably acceptable to Buyer an ALTA owner's title policy, and ALTA survey together with all endorsements reasonably requested by Buyer as are available, insuring good and marketable title to all of the Real Property included in the Purchased Assets, subject only to Permitted Encumbrances. Sellers shall provide Buyer with a copy of a preliminary title report and survey for the Real Property as soon as available;

                  (k) Buyer shall have received all Permits and Environmental Permits, to the extent necessary, to own and operate the Plant in accordance with current operating practices, except for those Permits and Environmental Permits, the absence of which would not in the aggregate have a Material Adverse Effect;

                  (l) Sellers' Required Regulatory Approvals shall contain no conditions or terms which would result in a Material Adverse Effect;

                  (m)      [Intentionally omitted]

                  (n) The Total CV of the Decommissioning Trust Funds shall be $430 million, adjusted pursuant to Section 6.12(b) and 6.17(b) hereof;

                  (o) Sellers shall have completed in all material respects and in accordance with Good Utility Practices the work required to be accomplished as of the milestone dates set forth in the Outage Plan occurring prior to the Closing Date;

                  (p) Sellers shall have completed in accordance with Good Utility Practices the work required to be accomplished as of the milestone dates occurring prior to the Closing the operational recovery work set forth on
Schedule 7.1(p) (the "Operational Recovery Work");

                  (q) All low-level radioactive waste, as defined in NRC regulations, and mixed radioactive waste that has been generated in the operations of the Plant and has been removed from service more than ninety (90) days prior to the Closing Date shall have been properly inventoried and shipped off-Site by Sellers for permanent disposal in accordance with all applicable legal requirements;

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


                  (r) Buyer shall have received regulatory approval of the Post-Closing Decommissioning Trust Agreement reasonably satisfactory to Buyer;

                  (s) The lien of the Mortgage Indenture on the Purchased Assets shall have been released;

                  (t) JCP&L and Sithe shall have entered into the Easement Agreement in form and substance satisfactory to Buyer and such agreement shall be in full force and effect;

                  (u) JCP&L shall have entered into the EOF Lease and the Remote Assembly Area Access Agreement each in a form reasonably satisfactory to Buyer and such agreements shall be in full force and effect;

                  (v) JCP&L shall have entered into an agreement in form and substance reasonably satisfactory to Buyer to provide SBO Service to the Plant and such agreement shall be in full force and effect;

                  (w) Sellers shall have obtained all necessary Governmental Approvals to subdivide, convey and operate the Real Property separately from the parcel pertaining to the Forked River site and such approvals shall be final and non-appealable; and

                  (x) In the event the NJDEP determines that ISRA applies to the transactions contemplated hereby, (1) Buyer and Sellers shall have entered into one or more Remediation Agreements with the NJDEP and (2) there shall be an ISRA Remediation Program, in each case in form and substance reasonably satisfactory to Buyer on or before the ISRA Termination Date.

         7.2 Conditions to Obligations of Sellers. The obligation of Sellers to effect the sale of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date (or the waiver by Sellers) of the following conditions:

                  (a) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated;

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


                  (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority in the United States which prohibits the consummation of the sale of the Purchased Assets;

                  (c) Sellers shall have received all of Sellers' Required Regulatory Approvals applicable to them, in form and substance reasonably satisfactory (including no materially adverse conditions) to Sellers and either
(i) final and not subject to further rights of review or appeal, or (ii) if not final and non-appealable, shall not be subject to any pending or overtly threatened appeal or request for review or reconsideration which, if adversely determined, would be reasonably expected to have a material adverse effect on Sellers;

                  (d) All consents and approvals for the consummation of the sale of the Purchased Assets contemplated hereby required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Sellers are party or by which Sellers, or any of the Purchased Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually and in the aggregate, create a Material Adverse Effect;

                  (e) Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Closing Date;

                  (f) The representations and warranties of Buyer that are qualified by materiality shall be true and correct as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date, in each case as though made at and as of the Closing Date unless otherwise specified herein to the contrary;

                  (g) Sellers shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 7.2(e) and (f) have been satisfied by Buyer;

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


                  (h) Effective upon Closing, Buyer shall have assumed, as set forth in Section 6.10, all of the applicable obligations under the Collective Bargaining Agreement as they relate to Transferred Union Employees;

                  (i)  Sellers  shall  have  received  an opinion  from  Buyer's counsel reasonably acceptable to Sellers, dated the Closing Date and satisfactory in form and substance to Sellers and their counsel, substantially to the effect that:

                           (i) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in the State of New Jersey and has the full organizational power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver the Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby; and the execution and delivery of the Agreement and the Ancillary Agreements by Buyer and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action required on the part of Buyer;

                           (ii) The Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer, and constitute legal, valid and binding agreements of Buyer, enforceable against Buyer, in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditor's rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                           (iii) The execution, delivery and performance of the Agreement and the Ancillary Agreements by Buyer do not (A) conflict with the Certificate of Formation or Operating Agreement (or other organizational documents), as currently in effect, of Buyer or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which

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


         are material to the business or financial condition of Buyer;

                           (iv) The Assignment and Assumption Agreement and other transfer instruments described in Section 3.7 are in proper form for Buyer to assume the Assumed Liabilities; and

                           (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of the Agreement and the Ancillary Agreements, or the consummation by Buyer of the transactions contemplated hereby and thereby, other than (a) Buyer's Required Regulatory Approvals each of which has been obtained or made and (b) such consents, approvals, filings or notices, which, if not obtained or made, will not prevent Buyer, PECO Energy Company or British Energy Company, plc from performing their respective obligations under the Agreement, the Ancillary Agreements or the Parent Guaranties, as the case may be.

                  (j)      [Intentionally omitted]

                  (k) Buyer shall have delivered, or caused to be delivered, to Sellers at the Closing, Buyer's closing deliveries described in
Section 3.7; and

                  (l) In the event the NJDEP determines that ISRA applies to the transactions contemplated hereby, (1) Buyer and Sellers shall have entered into one or more Remediation Agreements with the NJDEP and (2) there shall be an ISRA Remediation Program, in each case in form and substance reasonably satisfactory to Sellers on or before the ISRA Termination Date.

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


                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1      Indemnification.

                  (a) Buyer shall indemnify, defend and hold harmless Sellers, their officers, directors, employees, shareholders, Affiliates and agents (each, a "Sellers' Indemnitee") from and against any and all claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by any Sellers' Indemnitee relating to, resulting from or arising out of (i) any breach by Buyer of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, (ii) the Assumed Liabilities,
(iii)  any  loss  or  damages  directly  resulting  from or  arising  out of any negligent act or omission or willful misconduct of Buyer or Buyer's Representatives in connection with Buyer's Inspections, or (iv) any Third Party Claims against Sellers' Indemnitee arising out of or in connection with Buyer's ownership or operation of the Plant and other Purchased Assets on or after the Closing Date (other than Third Party Claims which arise out of acts by Buyer permitted by Section 6.12 hereof).

                  (b) Sellers shall jointly and severally indemnify, defend and hold harmless Buyer, its officers, directors, employees, shareholders, Affiliates and agents (each, a "Buyer Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee relating to, resulting from or arising out of (i) any breach by Sellers of any representation, warranty, covenant or agreement of Sellers contained in this Agreement, (ii) the Excluded Liabilities, (iii) noncompliance by Sellers with any bulk sales or transfer laws as provided in Section 10.11, or (iv) any Third Party Claims against a Buyer Indemnitee arising out of or in connection with Sellers' ownership or operation of the Purchased Assets prior to the Closing Date or the Excluded Assets on or after the Closing Date.

                  (c) Notwithstanding anything to the contrary contained herein:




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


                           (i) Any Person entitled to receive indemnification under this Agreement (an "Indemnitee") shall use Commercially Reasonable Efforts to mitigate all losses, damages and the like relating to a claim under these indemnification provisions, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. The Indemnitee's Commercially Reasonable Efforts shall include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expenses for which indemnification would otherwise be due, and the Indemnitor shall reimburse the Indemnitee for the Indemnitee's reasonable expenditures in undertaking the mitigation (together with interest thereon from the date of payment thereof to the date of repayment at the "prime rate" as published in The Wall Street Journal); and

                           (ii) Any Indemnifiable Loss shall be net of (A) the dollar amount of any insurance or other proceeds actually received by the Indemnitee or any of its Affiliates with respect to the Indemnifiable Loss, and (B) income tax benefits to the Indemnitee , to the extent realized by the Indemnitee, but such net amount shall be increased to give effect to the Income Taxes attributable to the receipt of any indemnification payments hereunder. Any Party seeking indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage (including both costs of defense and indemnity) under applicable insurance policies with respect to any such Indemnifiable Loss.

                  (d) The expiration or termination of any covenant or agreement shall not affect the Parties' obligations under this Section 8.1 if the Indemnitee provided the Person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

                  (e) Except to the extent otherwise provided in Article IX, the rights and remedies of Sellers and Buyer under this Article VIII are exclusive and in lieu of any and all other rights and remedies which Sellers and Buyer may have under this Agreement or otherwise for monetary relief, with respect to (i) any breach of or failure to perform any covenant, agreement, or representation or warranty set forth in this Agreement, after the occurrence of the Closing, or
(ii) the Assumed Liabilities
or the Excluded Liabilities, as the case may be. The indemnification obligations of the Parties set forth in this Article VIII apply only to matters arising out of this Agreement, excluding the Ancillary Agreements. Any Indemnifiable Loss arising under or pursuant to an Ancillary Agreement shall be governed by the indemnification obligations, if any, contained in the Ancillary Agreement under which the Indemnifiable Loss arises.

                  (f) Notwithstanding anything to the contrary herein, no Party (including an Indemnitee) shall be entitled to recover from any other Party (including an Indemnifying Party) for any liabilities, damages, obligations, payments losses, costs, or expenses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's and other advisor fees suffered by such Party. Buyer and Sellers waive any right to recover punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement. The provisions of this Section 8.1(f) shall not apply to indemnification for a Third Party Claim.

                  (g) Notwithstanding anything to the contrary herein, (i) except as provided in (ii) below, each Party's liability and obligation to the other Party for an Indemnifiable Loss relating to, resulting from or arising out of a breach of representation or warranty shall be [intentionally omitted] and must be asserted by the other Party on or before the [intentionally omitted] of the Closing Date, and (ii) Sellers' liability and obligation to Buyer for an Indemnifiable Loss relating to, resulting from or arising out of a breach of representation or warranty with respect to [intentionally omitted] shall not be limited in amount but must be asserted by Buyer on or before the termination of the related survival period set forth in Section 10.4. Nothing in this subparagraph (g) is intended to modify or limit Sellers' liability or obligation hereunder for any other Indemnifiable Loss or to constitute an assumption by Buyer of any Excluded Liability.

         8.2      Defense of Claims.

                  (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or any Affiliate of a Party to this Agreement (a "Third Party Claim") with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.

                  (b) (i) If, within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 8.2(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof. (ii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying

Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.

                  (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

                  (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the publicly announced prime rate then in effect of Chase Manhattan Bank) shall promptly be repaid by the Indemnitee to the Indemnifying Party.

                  (e) A  failure  to give  timely  notice  as  provided  in this
Section 8.2 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination.(a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Sellers and Buyer.

                  (b) This  Agreement  may be  terminated by Sellers or Buyer if
(i) any Federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and nonappeallable or (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which, directly or indirectly, prohibits the consummation of the Closing; or (iii) the Closing contemplated hereby shall have not occurred on or before the day which is eighteen (18) months from the date of this Agreement (the "Termination Date"); provided that the right to terminate this Agreement under this Section 9.1(b)
(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                  (c) Except as otherwise provided in this Agreement, this Agreement may be terminated by Buyer if any of Buyer Required Regulatory Approvals, the receipt of which is a condition to the obligation of Buyer to consummate the Closing as set forth in Section 7.1(c), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied) or shall have been granted but contains terms or conditions which do not satisfy the closing condition in
Section 7.1(c).

                  (d) This Agreement may be terminated by Sellers, if any of Sellers' Required Regulatory Approvals, the receipt of which is a condition to the obligation of Sellers to consummate the Closing as set forth in Section 7.2(c), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied) or shall have been granted but contains terms or conditions which do not satisfy the closing condition in Section 7.2(c).

                  (e) This Agreement may be terminated by Buyer if there has been a violation or breach by Sellers of any covenant, representation or warranty contained in this Agreement which has resulted in a Material Adverse Effect and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Sellers of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Buyer.

                  (f) This Agreement may be terminated by Sellers, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement and such violation or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Buyer of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Sellers.

                  (g) This Agreement may be terminated by Sellers if there shall have occurred any change that is materially adverse to the business, operations or conditions (financial or otherwise) of Buyer.

                  (h) This Agreement may be terminated by either of Sellers or Buyer in accordance with the provisions of Section 6.11(b).

                  (i) This Agreement may be terminated by Sellers in the event that Buyer's Environmental Inspection requires Sellers to assume liability for Remediation which in Sellers' judgment is materially in excess of Sellers' liability for Remediation of those environmental conditions disclosed in the Environmental Reports (other than Buyer's Environmental Inspection) or in
Schedule 4.7 on the date hereof.

                  (j) This Agreement may be terminated by either Sellers or Buyer if the NJDEP determines that ISRA applies to the transactions contemplated hereby and such Party has not entered into a Remediation Agreement with the NJDEP and there is not in place an ISRA Remediation Program, in each case in form and substance reasonably satisfactory to such Party, on or before (A) the first anniversary date hereof or (B) fifteen (15) Business Days following the date on which the last of the conditions precedent to Closing set forth in Sections 7.1(a), (c), (j), (k), (l), (m), (q), (r) and (w) and Section 7.2 (a),
(c), (d) and (j), of this Agreement have been either satisfied or waived, whichever shall first occur (the "ISRA Termination Date").

         9.2 Procedure and Effect of No-Default Termination. In the event of termination of this Agreement by either or both of the Parties pursuant to
Section 9.1, written notice thereof shall forthwith be given by the terminating Party to the other Party, whereupon, if this Agreement is terminated pursuant to any of Sections 9.1(a) through (d) and 9.1(g) and (h), the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter neither Party shall have any recourse against the other by reason of this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Sellers and Buyer.

         10.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

         10.3     Environmental Waiver; Release.

                  Each Party, for itself and on behalf of its Representatives and Affiliates, agrees effective as of the Closing Date to release and forever discharge the other Party, its Representatives and Affiliates, from any and all Indemnifiable Losses of any kind or character, whether known or unknown, hidden or concealed, resulting from or arising out of any Environmental Condition or violation of Environmental Law relating to the Purchased Assets; provided, that Sellers' release of Buyer shall not extend to any of Buyer's Assumed Liabilities set forth in Section 2.3, and provided further, that Buyer's release of Sellers shall not extend to any of Sellers' Excluded Liabilities set forth in Section
2.4 or to any breach by Sellers of their representations, warranties and covenants under this Agreement. Subject to the foregoing proviso, each Party hereby agrees to waive any and all rights and benefits with respect to such Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a Party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such Party's settlement with the obligor. In this connection, each Party hereby acknowledges that it is aware that factual matters, now unknown to it, may have given or may hereafter give rise to Indemnifiable Losses that are presently unknown, unanticipated and unsuspected, including, without limitation, due to solid wastes or landfilling on the Site which may be subject to regulation under the New Jersey Solid Waste Management Act and the regulations thereunder, and each Party further agrees that this release has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the other Party and its Representatives and Affiliates subject to the proviso in the first sentence of this paragraph.

         10.4 Survival. The representations and warranties given or made by any Party to this Agreement or in any certificate or other writing furnished in connection herewith shall survive the Closing for a period of [intentionally omitted] after the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Taxes and Tax Returns shall survive the Closing for the period of the applicable statutes of limitation plus any extensions or waivers thereof, [intentionally omitted] (b) all representations and warranties relating to the Decommissioning Trust Funds shall survive indefinitely.

                       The covenants and obligations of Sellers and Buyer set forth in this Agreement, including without limitation the indemnification obligations of the parties under Article VIII hereof, shall survive the Closing indefinitely, and the Parties shall be entitled to the full performance thereof by the other Parties hereto without limitation as to time or amount (except as otherwise specifically set forth herein).

         10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof):

                  (a)      If to Sellers, to:

                           c/o GPU Service, Inc.
                           300 Madison Avenue
                           Morristown, New Jersey  07962
                           Attention:  Mr. David C. Brauer, Vice President
                           Facsimile:  (973) 455-8532

                           with a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York 10036
                           Attention: Douglas E. Davidson, Esq.
                           Facsimile: (212) 704-0196


                  (b)      if to Buyer, to:

                           AmerGen Energy Company, L.L.C.
                           965 Chesterbrook Boulevard, 63C-3
                           Wayne, Pennsylvania 19087
                           Attention: Mr. Charles P. Lewis, Vice President
                           Facsimile: (610) 640-6611


                           with copies to:

                           AmerGen Energy Company, L.L.C.
                           2301 Market Street
                           Philadelphia, PA 19103
                           Attention: John C. Halderman,
                                      Assistant General Counsel

                           Facsimile: (215) 841-4474

                           and

                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, PA 19103
                           Attention: Howard L. Meyers, Esq.
                           Facsimile: (215) 963-5299

         10.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of each other Party, nor is this Agreement intended to confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Sellers (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder. Notwithstanding the foregoing, without the prior written consent of Sellers, (i) Buyer may assign all of its rights and obligations hereunder to any majority owned Subsidiary (direct or indirect) and upon Sellers' receipt of notice from Buyer of any such assignment, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such obligations, and all references herein to "Buyer" shall thereafter be deemed to be references to such assignee, in each case without the necessity for further act or evidence by the Parties hereto or such assignee, and (ii) Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to a trustee, lending institutions or other party for the purposes of leasing, financing or refinancing the Purchased Assets, including such an assignment, transfer or other disposition upon or pursuant to the exercise of remedies with respect to such leasing, financing or refinancing, or by way of assignments, transfers, pledges, or other dispositions in lieu thereof (and any such assignee may fully exercise its rights hereunder or under any other agreement and pursuant to such assignment without any further prior consent of any party hereto); provided, however, that no such assignment in clause (i) or (ii) shall relieve or discharge the assignor from any of its obligations hereunder. Sellers agree, at Buyer's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as Sellers' rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

         10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR NEW YORK COUNTY, NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.9 Interpretation. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         10.10 Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         10.11 Entire Agreement. This Agreement, the Confidentiality Agreement, and the Ancillary Agreements including the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. It is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants or undertakings contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreement (including the Offering Memorandum dated March 29, 1999, previously delivered to Buyer by Sellers). This Agreement supersedes all prior agreements and understandings between the Parties (including, without limitation, the Letter of Intent between the Parties dated September 10, 1999) other than the Confidentiality Agreement with respect to such transactions.

         10.12 Bulk Sales Laws. Buyer acknowledges that, notwithstanding anything in this Agreement to the contrary, Sellers may, in their sole discretion, not comply with the provision of the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer hereby waives compliance by Sellers with the provisions of the bulk sales laws of all applicable jurisdictions.

         10.13 U.S. Dollars. Unless otherwise stated, all dollar amounts set forth herein are United States (U.S.) dollars.

         10.14 Zoning Classification. Buyer acknowledges that the Real Properties are zoned as set forth in Schedule 10.14.

         10.15 Sewage Facilities. Except as set forth in Schedule 10.15, Buyer acknowledges that there is no community (municipal) sewage system available to serve the Real Property.

                  IN  WITNESS  WHEREOF,  Sellers  and  Buyer  have  caused  this
Agreement to be signed by their respective duly authorized officers as of the date first above written.

AMERGEN ENERGY COMPANY, L.L.C.                 JERSEY CENTRAL POWER &
                                                   LIGHT COMPANY


By:_----------------------------               By: ---------------------
Name:                                          Name:
Title:                                         Title:

                                               GPU NUCLEAR, INC.


                                               By: ----------------------
                                               Name:
                                               Title:

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

                                    EXHIBITS

Exhibit A     Form of Assignment and Assumption Agreement
Exhibit B     Form of Bill of Sale
Exhibit C     Form of FIRPTA Affidavit
Exhibit D     Form of Interconnection Agreement
Exhibit E     Form of Power Purchase Agreement
Exhibit F     Form of Reciprocal Services Agreement
Exhibit G     Form of Parent Guaranty

SCHEDULES

1.1(48)       Terms of EOF Lease
1.1(96)       Permitted Encumbrances

1.1(116)      Access Terms for Remote Assembly Area
1.1(139)      Transferable Permits (both environmental and non-environmental)
2.1(h)        Schedule of Emission Reduction Credits
2.1(l)        Intellectual Property
2.2(a)        Description of Transmission and other Assets Not Included in
              Conveyance
2.3(e)        Consent Decrees Assumed by Buyer
4.3(a)        Third Party Consents
4.3(b)        Sellers' Required Regulatory Approvals
4.4           Insurance Exceptions
4.5           Exceptions to Title
4.6           Real Property Leases
4.7           Schedule of Environmental Matters
4.8           Schedule of Noncompliance with Employment Laws
4.9(a)        Schedule of Benefit Plans
4.9(b)        Benefit Plan Exceptions
4.l0(a)       Description of Real Property
4.10(a)-1     Real Property Matters
4.10(b)       Major Equipment Components and Personal Property
4.10(c)       Technical Specifications and FSAR
4.11          Notices of Condemnation
4.12(a)       List of Contracts
4.12(b)       List of Non-assignable Contracts
4.12(c)       List of Defaults under the Contracts
4.13          List of Litigation
4.14(a)       List of Permit Violations
4.14(b)       List of Material Permits (other than Transferable Permits)
4.15(a)       NRC Violations
4.15(b)       NRC Licenses


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4.16          Tax Matters
4.20          Qualified Decommissioning Trust Fund
4.21          Non-Qualified Decommissioning Trust Fund
4.22          Undisclosed Liabilities
5.3(a)        Third Party Consents
5.3(b)        Buyer's Required Regulatory Approvals
6.1           Schedule of Permitted Activities prior to Closing
6.2(i)        Initial Buyer's Environmental Inspection
6.8           Tax Appeals
6.10(a)(i)    Schedule of Union Employees
6.10(b)       Schedule of Non-Union Employees
6.10(d)       Collective Bargaining Agreements
6.10(h)       Schedule of Severance Benefits
6.15          Pollution Control Revenue Bonds
6.17          Outage Plan
7.1(p)        Operational Recovery Work
10.14         Zoning
10.15         Sewage Matters



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                                TABLE OF CONTENTS

ARTICLE I..................................................................1
     1.1 Definitions.......................................................1
     1.2 Certain Interpretive Matters.....................................20

ARTICLE II................................................................20
     2.1 Transfer of Assets...............................................20
     2.2 Excluded Assets..................................................22
     2.3 Assumed Liabilities..............................................24
     2.4 Excluded Liabilities.............................................26
     2.5 Control of Litigation............................................30

ARTICLE III...............................................................30
     3.1 Closing..........................................................30
     3.2 Payment of Purchase Price........................................30
     3.3 Adjustment to Purchase Price.....................................31
     3.4 Allocation of Purchase Price.....................................33
     3.5 Prorations.......................................................33
     3.6 Deliveries by Sellers............................................34
     3.7 Deliveries by Buyer..............................................36
     3.8 Ancillary Agreements.............................................37

ARTICLE IV................................................................38
     4.1 Incorporation; Qualification.....................................38
     4.2 Authority Relative to this Agreement.............................38
     4.3 Consents and Approvals; No Violation.............................38
     4.4 Insurance........................................................39
     4.5 Title and Related Matters........................................40
     4.6 Real Property Leases.............................................40
     4.7 Environmental Matters............................................40
     4.8 Labor Matters....................................................41
     4.9 Benefit Plans; ERISA.............................................42
     4.10 Real Property; Plant and Equipment..............................43
     4.11 Condemnation....................................................43
     4.12 Contracts and Leases............................................44
     4.13 Legal Proceedings, etc..........................................44
     4.14 Permits.........................................................44
     4.15 NRC Licenses....................................................45
     4.16 Taxes...........................................................45
     4.17 Intellectual Property...........................................46
     4.18 Compliance With Laws............................................46
     4.19 PUHCA...........................................................46
     4.20 Qualified Decommissioning Trust Funds...........................46
     4.21 Nonqualified Decommissioning Trust Funds........................49
     4.22 Undisclosed Liabilities.........................................50


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     4.23 Year 2000 Qualification.........................................50
     4.24 DISCLAIMERS REGARDING PURCHASED ASSETS..........................50

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER.......................51
     5.1 Organization.....................................................51
     5.2 Authority Relative to this Agreement.............................51
     5.3 Consents and Approvals; No Violation.............................52
     5.4 Legal Proceedings................................................52
     5.6 Inspections......................................................53
     5.7  WARN Act........................................................53

ARTICLE VI................................................................53
     6.1 Conduct of Business Relating to the Purchased Assets.............53
     6.2 Access to Information............................................56
     6.3 Public Statements................................................60
     6.4 Expenses.........................................................60
     6.5 Further Assurances...............................................60
     6.6 Consents and Approvals...........................................62
     6.7 Fees and Commissions.............................................65
     6.8 Tax Matters......................................................65
     6.9 Advice of Changes................................................67
     6.10 Employees.......................................................68
     6.11 Risk of Loss....................................................76
     6.12 Decommissioning Trust Funds.....................................77
     6.13 Spent Fuel Fees.................................................77
     6.14 Department of Energy Decontamination and Decommissioning Fees...77
     6.15 Additional Covenants of Buyer...................................77
     6.16 Cooperation Relating to Insurance and Price-Anderson Act .......78
     6.17 Refueling Outage................................................79
     6.18 ISRA Compliance.................................................80
     6.19 Future Interconnection Access...................................83
     6.20 SBO Service.....................................................83
     6.21 Easement Agreement..............................................83

ARTICLE VII...............................................................84
     7.1 Conditions to Obligations of Buyer...............................84
     7.2 Conditions to Obligations of Sellers.............................88

ARTICLE VIII..............................................................92
     894.1 Indemnification................................................92
     8.297 Defense of Claims..............................................94

ARTICLE IX................................................................97
     9.1 Termination......................................................97
     9.2  Procedure and Effect of No-Default Termination..................99



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ARTICLE X.................................................................99
     10.1 Amendment and Modification......................................99
     10.2 Waiver  of  Compliance; Consents................................99
     10.3 Environmental Waiver; Release...................................99
     10.4 Survival.......................................................100
     10.5 Notices........................................................100
     10.6 Assignment.....................................................102
     10.7 Governing Law..................................................103
     10.8 Counterparts...................................................103
     10.9 Interpretation.................................................103
     10.10 Schedules and Exhibits........................................106
     10.11 Entire Agreement..............................................103
     10.12 Bulk Sales Laws...............................................104
     10.13 U.S. Dollars..................................................104
     10.14 Zoning Classification.........................................104
     10.15 Sewage Facilities.............................................104